Exhibit 10.4
INDENTURE OF TRUST
between
LTF REAL ESTATE VRDN I, LLC,
as Borrower,
and
MANUFACTURERS AND TRADERS TRUST COMPANY,
as Trustee
LTF REAL ESTATE VRDN I, LLC
$34,235,000 VARIABLE RATE DEMAND NOTES,
SERIES 2008
Dated as of June 1, 2008

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS; CONTENT OF CERTIFICATES AND OPINIONS

Section 1.01.	Definitions	1

Section 1.02.	Content of Certificates and Opinions	9

Section 1.03.	Interpretation	10
ARTICLE II
THE NOTES
ARTICLE III
ISSUANCE OF NOTES; APPLICATION OF PROCEEDS

Section 3.01.	Issuance of the Notes	20

Section 3.02.	Establishment and Application of Note Fund	20
ARTICLE IV
REDEMPTION AND PURCHASE OF NOTES

ARTICLE VI
PARTICULAR REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 6.01.	Punctual Payment	32

Section 6.02.	Extension of Payment of Notes	32

Section 6.03.	Encumbrances	33

Section 6.04.	Accounting Records and Reports	33

Section 6.05.	Other Covenants	33

Section 6.06.	Further Assurances	33
ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES OF REGISTERED OWNERS
ARTICLE VIII
TRUSTEE, THE REMARKETING AGENT AND TENDER AGENT

Section 8.01.	Duties, Immunities and Liabilities of Trustee	39

Section 8.02.	Merger or Consolidation	40

ARTICLE IX
MODIFICATION OR AMENDMENT OF THIS INDENTURE

Section 9.01.	Amendments Permitted	49

Section 9.02.	Effect of Supplemental Indenture	50

Section 9.03.	Endorsement of Notes; Preparation of New Notes	51

Section 9.04.	Amendment of Particular Notes	51
ARTICLE X
DEFEASANCE

Section 10.01.	Discharge of Indenture	51

Section 10.02.	Discharge of Liability on Notes	52

Section 10.03.	Deposit of Money or Securities with Trustee	52

Section 10.04.	Payments After Discharge of Indenture	53
ARTICLE XI
MISCELLANEOUS

Section 11.01.	Successor Is Deemed Included in All References to Predecessor	54

Section 11.02.	Limitation of Rights to Parties and Registered Owners	54

Section 11.03.	Waiver of Notice	54

Section 11.04.	Severability of Invalid Provisions	54

Section 11.05.	Governing Law	54

INDENTURE OF TRUST
     THIS INDENTURE OF TRUST dated as of June 1, 2008 (this “Indenture”) between LTF REAL ESTATE VRDN I, LLC, a Delaware limited liability company (“Borrower”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York state banking corporation with trust powers (“Trustee”).
W I T N E S S E T H:
     WHEREAS, Borrower proposes to issue the Notes (as hereinafter defined); and
     WHEREAS, in order to provide for the authentication and delivery of the Notes (as hereinafter defined), to establish and declare the terms and conditions upon which the Notes are to be issued and secured and to secure the payment of the principal and purchase price thereof and interest thereon, Borrower has authorized the execution and delivery of this Indenture; and
     WHEREAS, in order to further secure the payments of principal and purchase price of and interest on the Notes, Borrower has obtained and caused to be delivered to Trustee an irrevocable direct-pay letter of credit from General Electric Capital Corporation; and
     WHEREAS, all acts and proceedings required by law or necessary to make the Notes, when executed by Borrower and authenticated and delivered by Note Registrar (as hereinafter defined), the valid, binding and legal special obligations of Borrower, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth in accordance with its terms, have been done and taken, and the execution and delivery of this Indenture has been in all respects duly authorized;
     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that (a) in order to secure the payment of the principal and purchase price of and premium, if any, and interest on all Notes at any time issued and Outstanding (as hereinafter defined) under this Indenture, according to their tenor, and to secure the performance and observance of all the covenants and conditions therein and herein set forth, and to declare the terms and conditions upon and subject to which the Notes are to be issued and received, and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Notes by the Registered Owners (as hereinafter defined) thereof, (b) in order to secure on a subordinate basis Borrower’s obligations to Credit Issuer (as hereinafter defined) under the Reimbursement Agreement (as hereinafter defined) and (c) for other valuable consideration, the receipt whereof is hereby acknowledged, Borrower does hereby covenant and agree with Trustee, for the benefit of the respective Registered Owners from time to time of the Notes, as follows:
ARTICLE I
DEFINITIONS; CONTENT OF CERTIFICATES AND OPINIONS
     Section 1.01. Definitions. Unless the context otherwise requires, the terms defined in this Article shall, for all purposes of this Indenture and for the purpose of any certificate, opinion or other document herein mentioned, have the meanings herein specified. Such definitions are equally applicable to both the singular and plural forms of any of the terms defined.
     “Accountant” means any firm of independent certified public accountants selected by Borrower and reasonably acceptable to Trustee and Credit Issuer.
     “Account Funds” has the meaning ascribed to such term in Section 5.01 hereof.
     “Act of Bankruptcy” means the entry of an order or decree by a court having jurisdiction in the matter for relief against Borrower or any Related Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or any Related Party or of any substantial part of the property of Borrower or any Related Party, or ordering the winding up or liquidation of the affairs of Borrower or any Related Party; or the institution or commencement by or against Borrower or any Related Party of a voluntary or involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, provided, however, that in the event of an involuntary case such involuntary case or proceeding shall remain undismissed for a period of 60 days, or the consent by it to the entry of an order for relief against it in any involuntary case under any such law, or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or any Related Party or of any substantial part of the property of Borrower or any Related Party, or the making by Borrower or any Related Party of an assignment for the benefit of creditors, or the failure of it generally to pay its debts as they become due, or the admission by it in writing of such failure, or the taking of any action by Borrower or any Related Party in furtherance of any such action, or if a receiver of the business or of the property or assets of Borrower or any Related Party shall be appointed by any court, except a receiver appointed at the instance or request of Borrower or any Related Party.
     “Additional Payments” means all payments (other than Note Payments) required to be made by Borrower hereunder.
     “Alternate Credit Facility” means bond insurance or other similar credit enhancement facility meeting the requirements of Section 5.07 hereof.
     “Alternate Letter of Credit” means an alternate irrevocable letter of credit or similar credit facility issued by a commercial bank, savings institution or other financial institution or entity, the terms of which, other than the expiration date, shall in all material respects be the same as those of the initial Letter of Credit, delivered to Trustee pursuant to Section 5.04 hereof.
     “Authorized Denomination” means $100,000 or any multiple of $5,000 in excess of $100,000, or, if the Notes are converted into Notes bearing a Fixed Interest Rate, $5,000 and integral multiples thereof.
     “Authorized Representative” means with respect to Borrower, the person or persons at the time designated to act on behalf of Borrower by a written certificate signed by Borrower, furnished to Trustee and Credit Issuer containing the specimen signature of each such person.

     “Available Moneys” means moneys which are (a) continuously on deposit with Trustee in trust for a period of 124 days (or for a period of 367 days in the case of a Related Party) for the benefit of the Registered Owners in a separate and segregated account in which only Available Moneys are held and during and prior to which period no Act of Bankruptcy of Borrower or a Related Party occurs or (b) proceeds of (i) the Notes received contemporaneously with the issuance and sale of the Notes, (ii) a drawing under the Letter of Credit, (iii) any other moneys for which Trustee has received a written opinion of nationally recognized counsel experienced in bankruptcy matters and acceptable to Trustee to the effect that payment of such moneys to the Registered Owners would not constitute an avoidable preference under Section 547 of the United States Bankruptcy Code in the event Borrower or any Related Party were to become a debtor under the United States Bankruptcy Code, which opinion is acceptable to each rating agency then rating the Notes, or (iv) moneys derived from the investment of funds qualifying as Available Moneys under the foregoing clauses.
     “Beneficial Owner” means generally any person which has or shares the power, directly or indirectly, to make investment decisions concerning ownership of any Notes and with respect to Notes held by DTC, those individuals, partnerships, corporations or other entities for whom the Direct Participants have caused DTC to hold the Notes.
     “Borrower” means LTF Real Estate VRDN I, LLC, a Delaware limited liability company.
     “Borrower Notes” means Notes tendered pursuant to Section 4.06 hereof or subject to mandatory tender pursuant to Section 4.07 hereof and purchased from funds described in Section 8.10(b)(ii) hereof.
     “Business Day” means a day which is not a Saturday, Sunday or legal holiday on which banking institutions in the State of New York or in any state in which the principal office of Credit Issuer, or the office of Tender Agent or Trustee designated for payment of the Notes, or the office of Credit Issuer designated for presentations under the Letter of Credit is located are closed or a day on which the New York Stock Exchange is closed.
     “Certificate,” “Statement,” “Request,” “Requisition” and “Order” of Borrower means, respectively, a written certificate, statement, request, requisition or order signed in the name of Borrower by an Authorized Representative of Borrower. Any such instrument and supporting opinions or representations, if any, may, but need not, be combined in a single instrument with any other instrument, opinion or representation, and the two or more so combined shall be read and construed as a single instrument. If and to the extent required by Section 1.02 hereof, each such instrument shall include the statements provided for in Section 1.02 hereof.
     “Credit Issuer” means initially GECC, as the issuer of the Letter of Credit, and upon the acceptance of any Alternate Credit Facility or Alternate Letter of Credit by Trustee as provided herein, the issuer of such Alternate Credit Facility or Alternate Letter of Credit, as the case may be.
     “Date of Delivery” means June 13, 2008.

     “Direct Participant” means any of those securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations for which DTC, from time to time, holds the Notes as securities depository.
     “DTC” means The Depository Trust Company, New York, New York, or any successor securities depository.
     “Eligible Account” means an account that is either (a) maintained with a federal or state-chartered depository institution or trust company that has a S&P short-term debt rating of at least ‘A-2’ (or, if no short-term debt rating, a long-term debt rating of ‘BBB+’); or (b) maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit, which, in either case, has corporate trust powers and is acting in its fiduciary capacity. In the event that an account required to be an “Eligible Account” no longer complies with the requirement, Trustee should promptly (and, in any case, within not more than 30 calendar days) move such account to another financial institution such that the Eligible Account requirement will again be satisfied.
     “Event of Default” means any of the events specified in Section 7.01 hereof.
     “Expiration Date” means the stated date upon which the Letter of Credit or Alternate Letter of Credit shall expire in accordance with its terms.
     “Fixed Interest Rate” means the interest rate borne by the Notes from and after the Fixed Interest Rate Date and determined in accordance with Sections 2.03(b) and 2.04 hereof.
     “Fixed Interest Rate Date” means the date on which the Notes begin to bear interest at the Fixed Interest Rate, which shall be an Interest Payment Date.
     “Fixed Rate Period” means the period from and including the Fixed Interest Rate Date designated pursuant to Section 2.04 hereof to and including the date next preceding the date of maturity on the Notes.
     “GECC” means General Electric Capital Corporation, a Delaware corporation, as the issuer of the Letter of Credit.
     “Government Obligations” means and includes any of the following securities, if and to the extent the same are non-callable and not subject to redemption at the option of Borrower, at the time legal for investment: direct obligations of, or obligations the full and timely payment of principal of and interest on which are unconditionally guaranteed by, the United States of America, including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America and including a receipt, certificate or any other evidence of a direct ownership interest of future payments in an obligation of, or unconditionally guaranteed by, the United States of America, or in specified portions thereof held by a custodian in safekeeping for the holders of such receipt, certificate or any other evidence of ownership (which may consist of specified portions of interest thereon) which is rated or assessed in the highest rating category of Moody’s and S&P to the extent each such rating agency is then rating the Notes, but excluding any share or interest in any unitary investment trust or mutual fund unless such unitary investment trust or mutual fund is rated or assessed in the highest rating category of Moody’s and S&P to the extent each such rating agency is then rating the Notes.
     “Indenture” means this Indenture, as originally executed or as it may from time to time be supplemented, modified or amended by any Supplemental Indenture.
     “Information Services” means a national information service that disseminates notices of redemptions of notes such as the Notes.
     “Interest Account” means the account of that name in the Revenue Fund established pursuant to Section 5.02 hereof.
     “Interest Payment Date” means (i) with respect to interest accruing at the Weekly Interest Rate, the first Business Day of each calendar month, commencing on July 1, 2008 and (ii) with respect to interest accruing at the Fixed Interest Rate, each Semiannual Date, commencing with the first such date that is at least two months after the Fixed Interest Rate Date.
     “Investment Letter” means the form of Investment Letter required by the Remarketing Agreement to be executed by the purchaser of any Note.
     “Letter of Credit” means (a) that certain irrevocable direct pay letter of credit No. LF-001 issued by GECC pursuant to the terms and conditions of the Reimbursement Agreement, as the same may be amended or modified in accordance with its terms, naming Trustee as beneficiary and delivered on the date of issuance and delivery of the Notes; (b) in the event of delivery of an Alternate Letter of Credit, such Alternate Letter of Credit; or (c) in the event of delivery of an Alternate Credit Facility, such Alternate Credit Facility.
     “Letter of Credit Account” means the account of that name established in the Revenue Fund pursuant to Section 5.03 hereof.
     “Letter of Credit Substitution Date” means the date an Alternate Credit Facility or Alternate Letter of Credit is delivered to Trustee pursuant to the terms of this Indenture.
     “Liquidity Account” means the account of that name established in the Purchase Fund pursuant to Section 8.10 hereof.
     “Mandatory Tender Date” means the (a) the Fixed Interest Rate Date in case of Notes which are to be purchased upon conversion to the Fixed Interest Rate; and (b) any Letter of Credit Substitution Date, pursuant to which the Notes are required to be tendered for purchase in accordance with Section 4.07 hereof.
     “Moody’s” means Moody’s Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, or, if such corporation shall be dissolved, liquidated or replaced by Borrower as the rating agency for the Notes, or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by Borrower which is requested to provide a rating on the Notes.

     “Net Proceeds” means the proceeds from insurance or from actual or threatened condemnation or eminent domain action with respect to the Property, less any costs reasonably expended by Borrower to collect such proceeds.
     “Non-Tendered Notes” has the meaning ascribed to such term in Section 4.07 hereof.
     “Note” or “Notes” means Borrower’s $34,235,000 Variable Rate Demand Notes, Series 2008 issued under this Indenture in the form attached hereto as Exhibit A.
     “Note Fund” means the fund of that name established pursuant to Section 3.02 hereof.
     “Note Payment Date” means any date on which any principal of, premium, if any, or interest on, any Outstanding Note shall be due and payable whether at maturity or on a scheduled Interest Payment Date or upon redemption, in each case in accordance with the terms of the Notes and this Indenture.
     “Note Payments” means the payments required to be made by Borrower pursuant to Section 5.02 hereof.
     “Note Registrar” means the Note registrar specified in Section 2.08 hereof.
     “Noteholder” means, as of any time, the Registered Owner of any Note as shown in the register kept by Note Registrar.
     “Organization Documents” mean Borrower’s articles or certificate of incorporation and bylaws if Borrower is a corporation, articles of organization and operating agreement if Borrower is a limited liability company, certificate of limited partnership and partnership agreement if Borrower is a partnership and trust agreement or declaration of trust if Borrower is a trust, as such Organization Documents may be amended from time to time.
     “Outstanding” when used as of any particular time with reference to Notes, means (subject to the provisions of Section 11.08 hereof) all Notes theretofore, or thereupon being, authenticated and delivered by Note Registrar under this Indenture except (a) Notes theretofore cancelled by Note Registrar or surrendered to Note Registrar for cancellation; (b) Notes with respect to which liability of Borrower shall have been discharged in accordance with Section 10.02 hereof, including Notes (or portions of Notes) referred to in Section 11.08 hereof; (c) Notes paid or for the transfer or exchange of or in lieu of or in substitution for which other Notes shall have been authenticated and delivered by Note Registrar pursuant to Section 2.10 hereof and any other provision of this Indenture; and (d) Notes which have been deemed purchased pursuant to Section 4.07 hereof.
     “Participating Underwriter” means any broker, dealer or municipal securities dealer acting as an underwriter in a primary offering of municipal securities subject to Securities and Exchange Commission Rule 15c2-12 under the Securities Exchange Act of 1934, as amended.
     “Paying Agent” means Trustee and any other paying agent for the Notes appointed pursuant to the provisions of this Indenture.

     “Payment Request Form” means the form of Payment Request Form attached hereto as Exhibit B executed by Borrower and Credit Issuer pursuant to the terms hereof.
     “Person” means an individual, corporation, firm, association, partnership, trust, or other legal entity or group of entities, including a governmental entity or any agency or political subdivision thereof.
     “Principal Account” means the account of that name in the Revenue Fund established pursuant to Section 5.02 hereof.
     “Property” has the meaning ascribed to such term in the Reimbursement Agreement.
     “Purchase Date” means (a) the date specified in each notice given by a Registered Owner pursuant to Section 4.06 hereof on which the Notes being tendered by such Registered Owner shall be purchased by Tender Agent and (b) the Mandatory Tender Date.
     “Purchase Fund” means the fund of that name established pursuant to Section 8.10 hereof.
     “Qualified Investments” means (a) securities that are general obligations of or are guaranteed as to the payment of principal and interest by the United States of America; (b) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following: Federal Home Loan Bank System, Government National Mortgage Association, Farmers Home Administration, Federal Home Loan Mortgage Corporation or Federal Housing Administration; (c) commercial paper issued by corporations organized under the laws of a state of the United States which is rated in the highest rating category by S&P’s or Moody’s; (d) money market funds registered under the Investment Company Act of 1940 whose shares are registered under the Securities Act of 1933 and which have a rating of “AAAm-G” or “AAAm” of S&P, including money market funds which Trustee or any of its affiliates operates or manages; or (e) certificates of deposit issued by or other forms of deposit in any national or state bank, including Trustee, to the extent that such deposits are fully insured by the Federal Deposit Insurance Corporation or any successor agency which is backed by the full faith and credit of the United States. Derivative products are not “Qualified Investments.”
     “Rate Mode” means the Weekly Mode or Fixed Interest Rate.
     “Record Date” means, prior to the Fixed Interest Rate Date, the Business Day preceding each Interest Payment Date, and after the Fixed Interest Rate Date, the 15th day of the calendar month preceding each Interest Payment Date, whether or not such day is a Business Day.
     “Redemption Account” means the account of that name established in the Revenue Fund pursuant to Section 5.02 hereof.
     “Registered Owner” means the Person in whose name a Note is registered.
     “Reimbursement Agreement” means the Reimbursement Agreement dated as of the date hereof among Borrower, Credit Issuer and GE Government Finance, Inc., as from time to time amended or supplemented in accordance with the terms thereof, or any other similar agreement entered into by Borrower and Credit Issuer in connection with the issuance of any Alternate Letter of Credit or Alternate Credit Facility.
     “Related Party” means (a) any general partner or member of Borrower; (b) Tenant (as defined in the Reimbursement Agreement) or (c) Lease Guarantor (as defined in the Reimbursement Agreement).
     “Remarketing Account” means the account of that name established in the Purchase Fund pursuant to Section 8.10 hereof.
     “Remarketing Agent” means the remarketing agent or agents appointed in accordance with Section 8.08 hereof. Remarketing Agent shall initially be Dougherty & Company LLC, a Delaware limited liability company. “Principal Office” of Remarketing Agent means the office thereof designated in writing to Trustee, Tender Agent, Credit Issuer and Borrower.
     “Remarketing Agreement” means the Remarketing Agreement dated as of the date hereof between Borrower and Remarketing Agent, as such agreement may from time to time be amended and supplemented in accordance with the terms thereof, to remarket the Notes delivered or deemed to be delivered for purchase by the Registered Owners thereof, and any other similar agreement entered into with any successor Remarketing Agent. No such amendment or supplement or similar agreement shall alter the rights or obligations of the Registered Owners of Notes to deliver their Notes for purchase as provided herein.
     “Revenue Fund” means the fund of that name established pursuant to Section 5.01 hereof.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and their assigns, or, if such corporation shall be dissolved, liquidated or replaced by Borrower as the rating agency for the Notes, or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by Borrower which is requested to provide a rating on the Notes.
     “Semiannual Date” means each January 1 and July 1.
     “Semiannual Period” means a six-month period commencing on a Semiannual Date and ending on and including the day immediately preceding the next Semiannual Date.
     “Special Record Date” means the date established by Trustee pursuant to Section 2.02(c) hereof as a record date for the payment of defaulted interest on the Notes.
     “State” means the State of Minnesota.
     “Supplemental Indenture” means any indenture hereafter duly authorized and entered into between Borrower and Trustee, supplementing, modifying or amending this Indenture, but only if and to the extent that such Supplemental Indenture is specifically authorized hereunder.

     “Tender Agent” means Manufacturers and Traders Trust Company, a New York state banking corporation having a designated corporate trust office at 213 Market Street, Harrisburg, PA 17101, or any successor appointed pursuant to Section 8.14 hereof.
     “Trustee” means Manufacturers and Traders Trust Company, a New York state banking corporation having a designated corporate trust office at 213 Market Street, Harrisburg, PA 17101, or its successor as Trustee hereunder as provided in Section 8.01 hereof.
     “Weekly Interest Rate” means the interest rate on the Notes determined pursuant to Section 2.03(a) hereof.
     “Weekly Mode” means the Rate Mode during which the Notes bear interest at a Weekly Interest Rate.
     “Weekly Rate Calculation Date” means Wednesday in each calendar week or, if any Wednesday is not a Business Day, the first Business Day preceding such Wednesday.
     “Weekly Rate Period” means the seven-day period commencing on the first Thursday following the corresponding Weekly Rate Calculation Date and running through Wednesday of the following calendar week, except that (i) the first Weekly Rate Period shall commence on the Delivery Date and end on and include the first Wednesday occurring on or after the Delivery Date, and (ii) the last Weekly Rate Period prior to the Fixed Interest Rate Date or final maturity date, whichever is earlier, shall end on and include the last day immediately preceding the Fixed Interest Rate Date or final maturity date, as applicable.
     Section 1.02. Content of Certificates and Opinions. Every certificate or opinion provided for in this Indenture with respect to compliance with any provision hereof shall include (a) a statement that the Person making or giving such certificate or opinion has read such provision and the definitions herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the certificate or opinion is based; (c) a statement that, in the opinion of such Person, he or she has made or caused to be made such examination or investigation as is necessary to enable him or her to express an informed opinion with respect to the subject matter referred to in the instrument to which his or her signature is affixed; (d) a statement of the assumptions upon which such certificate or opinion is based, and that such assumptions are reasonable; and (e) a statement as to whether, in the opinion of such Person, such provision has been complied with.
     Any such certificate or opinion made or given by an officer or an Authorized Representative of Borrower may be based, insofar as it relates to legal, accounting or any business matter, upon a certificate or opinion of or representation by counsel, an Accountant or a management consultant, unless such officer knows, or in the exercise of reasonable care should have known, that the certificate, opinion or representation with respect to the matters upon which such certificate or statement may be based, as aforesaid, is erroneous. Any such certificate or opinion made or given by counsel, an Accountant or a management consultant may be based, insofar as it relates to factual matters (with respect to which information is in the possession of Borrower) upon a certificate or opinion of or representation by an officer of Borrower, unless such counsel, Accountant or management consultant knows, or in the exercise of reasonable care should have known, that the certificate or opinion or representation with respect to the matters upon which such Person’s certificate or opinion or representation may be based, as aforesaid, is erroneous. The same officer of Borrower, or the same counsel or Accountant or management consultant, as the case may be, need not certify to all of the matters required to be certified under any provision of this Indenture, but different officers, counsel, Accountants or management consultants may certify to different matters, respectively.
     Section 1.03. Interpretation.
     (a) Unless the context otherwise indicates, defined terms shall include all variations thereof and words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.
     (b) Headings of articles and sections herein and the table of contents hereof are solely for convenience of reference, do not constitute a part hereof and shall not affect the meaning, construction or effect hereof.
     (c) The date of this Indenture is intended as a date for the convenient identification thereof and is not intended to indicate that this Indenture was executed and delivered on such date. This Indenture was executed and delivered on the Date of Delivery.
     (d) Unless otherwise indicated, all references herein to “Articles,” “Sections” and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture; the words “herein,” “hereof,” “hereby,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision hereof.
ARTICLE II
THE NOTES
     Section 2.01. Authorization of Notes. There shall be issued under and secured by this Indenture a single series of Notes to be designated as “LTF Real Estate VRDN I, LLC Variable Rate Demand Notes, Series 2008” in the original principal amount of $34,235,000, to be dated as of the Date of Delivery and to mature fully (subject to prior redemption at the prices and dates and upon the terms and conditions hereinafter set forth) on June 1, 2033.
     Section 2.02. Terms of the Notes.
     (a) The Notes shall be issued as fully registered Notes without coupons in the Authorized Denominations. The Notes shall be in substantially the form set forth in Exhibit A hereto.
     (b) The Notes shall bear interest until payment of the principal thereof and interest thereon shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. So long as the Notes accrue interest at a Weekly Interest Rate, interest shall be computed on the basis of a year of 360 days for the number of days actually elapsed. Interest accruing on the Notes at a Fixed Interest Rate shall be computed on the basis of a 360-day year consisting of twelve 30-day months.
     (c) Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Owner as of the Record Date for such payment of interest, and shall be paid to the Person in whose name the Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest, to be fixed by Trustee, notice thereof being given to the Registered Owners not less than ten days prior to such Special Record Date.
     (d) Interest shall be paid on each Interest Payment Date in lawful money of the United States by check mailed to each Registered Owner at the address shown on the registration books maintained by Note Registrar pursuant to the terms hereof; provided, however, interest may also be paid by wire transfer to an address in the continental United States in the case of a Registered Owner of at least $1,000,000 aggregate principal amount of Notes upon written request of the Registered Owner thereof 15 days prior to the applicable Record Date to Note Registrar in a form satisfactory to Note Registrar.
     (e) The principal of the Notes shall be payable in lawful money of the United States of America on June 1, 2033 at the designated corporate trust office of Trustee at 213 Market Street, Harrisburg, PA 17101 or at such other office as Trustee may designate. Except as provided in Section 2.10 hereof, no payment of principal shall be made on any Note unless and until such Note is tendered to Trustee for cancellation, as the case may be.
     (f) The Notes shall be subject to redemption and purchase as provided in Article IV hereof.
     Section 2.03. Interest on Notes. The Notes shall bear interest for each day from and including the Date of Delivery until the Fixed Interest Rate Date or final maturity date, whichever is earlier, at the Weekly Interest Rate, provided that appropriate adjustments may be made for the initial period following the Date of Delivery. The Notes shall bear interest from and including the Fixed Interest Rate Date until the final maturity date of the Notes at the Fixed Interest Rate.
     (a) Weekly Interest Rate.
     (i) A Weekly Interest Rate shall be determined for each Weekly Rate Period as described below. For each Weekly Rate Period, the interest rate on the Notes in the Weekly Mode shall be the current market rate determined by Remarketing Agent on the immediately preceding Weekly Rate Calculation Date, in accordance with this Section. On each Weekly Rate Calculation Date, Remarketing Agent shall determine the Weekly Interest Rate for the next succeeding Weekly Rate Period as the rate which, if borne by the Notes in the

Weekly Mode, would, in the judgment of Remarketing Agent, be the lowest interest rate necessary to enable Remarketing Agent to arrange for the sale of all of the Outstanding Notes in the Weekly Mode at a price equal to the principal amount thereof plus accrued interest thereon. Notice of such Weekly Interest Rate shall be given in writing by Remarketing Agent to Borrower, Trustee and Credit Issuer by the close of business on the Weekly Rate Calculation Date. Anything herein to the contrary notwithstanding, in no event shall the Weekly Interest Rate borne by the Notes in the Weekly Mode exceed the lesser of 15% per annum or the maximum rate permitted by law.
     (ii) If for any reason Remarketing Agent does not determine a Weekly Interest Rate for any Weekly Rate Period as aforesaid, the Weekly Interest Rate for that Weekly Rate Period shall be equal to the Weekly Interest Rate in effect for the immediately preceding Weekly Rate Period for the Notes.
     (iii) The determination of the Weekly Interest Rate by Remarketing Agent pursuant to this Indenture shall be conclusive and binding upon Borrower, Trustee, Remarketing Agent, Credit Issuer and the Registered Owners.
     (b) Fixed Interest Rate.
     (i) A Fixed Interest Rate shall be determined for the Fixed Rate Period as described below. The Fixed Interest Rate for Notes subject to the Fixed Interest Rate shall be determined by Remarketing Agent as the lowest rate of interest that, in the judgment of Remarketing Agent, would be necessary to enable Remarketing Agent to arrange for the sale of the Notes subject to the Fixed Interest Rate in a secondary market sale at a price equal to the principal amount thereof, plus accrued interest, on the first Business Day of the Fixed Rate Period. Notice of the Fixed Interest Rate shall promptly be given by telephone (promptly confirmed in writing) by Remarketing Agent to Trustee, Borrower and Credit Issuer, if any. Determination of the Fixed Interest Rate pursuant to this Section shall be conclusive and binding upon Trustee, Borrower, Credit Issuer, if any, Remarketing Agent and the Registered Owners and shall not exceed the lesser of 15% per annum or the highest rate permitted by law.
     Section 2.04. Conversion to Fixed Interest Rate. Borrower, with the prior written consent of Credit Issuer, unless the Letter of Credit then in effect shall expire or terminate in accordance with its terms upon any such conversion, shall have the option to convert the Notes from the Weekly Mode to a Fixed Interest Rate as herein provided on any Fixed Interest Rate Date Borrower shall select, provided that each Fixed Interest Rate Date shall be an Interest Payment Date and that the Notes shall be converted in whole and not in part. Borrower may exercise its option to direct the conversion of the Notes to a Fixed Interest Rate only one time. Borrower shall exercise such option by giving written notice to Trustee, Remarketing Agent and Credit Issuer, stating its election to convert the Rate Mode of the Notes to the Fixed Interest Rate, stating the Fixed Interest Rate Date therefor, not less than 60 days prior to such Fixed Interest Rate Date, or such shorter period of time as may be consented to by Trustee, Credit Issuer and Remarketing Agent, each such consent not to be unreasonably withheld. Upon receipt of such notice by Trustee, Trustee may conclusively assume that Remarketing Agent and Credit Issuer also received a copy of such notice. Notice of the exercise of an option to convert shall not be effective unless, within 10 days of the delivery of such notice, there shall have been delivered to Trustee (i) written consent of Credit Issuer to such conversion unless the Letter of Credit expires or terminates in accordance with its terms upon such conversion and (ii) if the Letter of Credit will expire or terminate in accordance with its terms on the Fixed Interest Rate Date and if an Alternate Credit Facility or Alternate Letter of Credit is to be delivered upon the conversion, a commitment for the delivery of an Alternate Credit Facility or Alternate Letter of Credit to secure the Notes to be effective on and as of the Fixed Interest Rate Date. In the case of a conversion in accordance with this Section 2.04, Trustee shall, at the expense of Borrower, give notice by first-class mail (postage prepaid) to the Registered Owners not less than 30 days prior to the proposed Fixed Interest Rate Date stating (i) that the interest rate on such Notes is scheduled to be converted to a Fixed Interest Rate through the maturity date, (ii) the proposed Fixed Interest Rate Date, (iii) that Borrower, on or before the tenth day prior to the proposed Fixed Interest Rate Date, may determine not to convert the Notes, in which case Trustee shall, at the expense of Borrower, notify the Registered Owners in writing to such effect, (iv) whether a Letter of Credit will secure the Notes after the conversion to the Fixed Interest Rate and, in the event that an Alternate Credit Facility or Alternate Letter of Credit is to be delivered in connection with the conversion, the name of the provider and its current ratings by each Rating Agency then rating the Notes and (v) that all such Outstanding Notes will be subject to a mandatory purchase on the Fixed Interest Rate Date at a price of par plus accrued and unpaid interest, if any, and that such mandatory purchase will occur even if any condition to the conversion is not met or the Notes to be converted are not remarketed in full. Trustee, Borrower, Credit Issuer and Remarketing Agent shall not be liable to any Registered Owners for failure to give any notice required above or for failure of any Registered Owners to receive any such notice. Upon conversion under this Section, the Notes being converted shall be subject to mandatory purchase on the Fixed Interest Rate Date. If any condition to which a conversion is subject is not satisfied in full or any Alternate Credit Facility or Alternate Letter of Credit required to be delivered in connection with such conversion is not delivered to Trustee or if the Notes being converted to a Fixed Interest Rate on such Fixed Interest Rate Date have not been fully remarketed by Remarketing Agent pursuant to Section 8.09 hereof, all by 2:00 p.m., New York time, on the Fixed Interest Rate Date, then the proposed conversion shall be deemed to have failed, but the mandatory tender of the Notes under Section 4.07 hereof still shall occur.
     Section 2.05. Execution of Notes. The Notes shall be executed in the name and on behalf of Borrower. The Notes shall then be delivered to Note Registrar for authentication by it. In case any of the officers who shall have signed or attested any of the Notes shall cease to be such officer or officers of Borrower before the Notes so signed or attested shall have been authenticated or delivered by Note Registrar or issued by Borrower, such Notes may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issue, shall be as binding upon Borrower as though those who signed and attested the same had continued to be such officers of Borrower, and also any Notes may be signed and attested on behalf of Borrower by such persons as at the actual date of execution of such Notes shall be the proper officers of Borrower although at the nominal date of such Notes any such person shall not have been such officer of Borrower.

     Only such of the Notes as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A hereto, with the manual signature of Note Registrar, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of Note Registrar shall be conclusive evidence that the Notes so authenticated have been duly executed, authenticated and delivered hereunder and are entitled to the benefits of this Indenture.
     Section 2.06. Transfer of Notes.
     (a) Any Note may, in accordance with its terms, and subject to the transfer restrictions set forth in subsection (b) of this Section, be transferred, upon the books required to be kept pursuant to the provisions of Section 2.08 hereof, by the person in whose name it is registered, in person or by his duly authorized attorney, upon surrender of such registered Note for cancellation, accompanied by delivery of a written instrument of transfer, duly executed in a form approved by Note Registrar. Transfer of a Note shall not be permitted by Note Registrar: (a) if Note Registrar has received notice from the Registered Owner of such Note that such Note will be delivered to Tender Agent for purchase on or before the next succeeding Interest Payment Date, (b) if Note Registrar receives such written instrument of transfer after the Record Date prior to the next succeeding Interest Payment Date or (c) the provisions of subsection (b) of this Section have not been satisfied.
     Whenever any Note or Notes shall be surrendered for transfer, Borrower shall execute and Note Registrar shall authenticate and deliver a new Note or Notes for a like aggregate principal amount in an Authorized Denomination. Note Registrar shall require the Registered Owner requesting such transfer to pay any tax or other governmental charge required to be paid with respect to such transfer, and may in addition require the payment of a reasonable sum to cover expenses incurred by Borrower and Note Registrar in connection with such transfer.
     Notwithstanding the foregoing, prior to the Fixed Interest Rate Date, no Notes held by or for the account of Borrower shall be transferred upon the books required to be kept pursuant to Section 2.08 hereof.
     (b) Every Note that bears or is required under this subsection to bear the legend set forth in Exhibit A — Form of Note (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this subsection (including those set forth in the legend set forth in Exhibit A — Form of Note (the “Transfer Restriction Legend”)) unless such restrictions on transfer shall be waived by written consent of Borrower, and the holder of each such Restricted Security, by such Noteholder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this subsection, the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security.
     Until the expiration of the holding period applicable to sales thereof under paragraph (b)(1)(ii) of Rule 144 under the Securities Act of 1933, as amended (or any successor provision) (the “Securities Act”), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the form of the Transfer Restriction Legend and the holder of such Restricted Security will deliver to such Person to whom such Note is transferred a notice substantially to the effect of the Transfer Restriction Legend, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by Borrower in writing, with written notice thereof to Trustee.
     No Person may transfer or exchange a Restricted Security or a beneficial interest in a Restricted Security (including, without limitation, the removal of the Transfer Restriction Legend thereon) unless such transfer or exchange is made (i) to Borrower or any subsidiary thereof, (ii) pursuant to an effective registration statement under the Securities Act, (iii) to a qualified institutional buyer in compliance with the applicable requirements of Rule 144A or (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available, or another exemption from the registration requirements of the Securities Act and, in the case of clauses (i), (iii) and (iv), if requested by the Note Registrar (or Borrower in the case of a transfer or exchange pursuant to clause (iv) above), certificates or an opinion of counsel in form reasonably acceptable to the Note Registrar (and Borrower in the case of a transfer or exchange pursuant to clause (iv) above) stating that (A) such transfer or exchange is in compliance with the Securities Act and applicable state securities law and (B) if such transferee or exchangee seeks the removal of the Transfer Restriction Legend, the restrictions on transfer contained herein and in the Transfer Restriction Legend are no longer required in order to maintain compliance with the Securities Act and applicable state securities law. Upon satisfaction of the requirements of this subsection with respect to the removal of the Transfer Restriction Legend, as appropriate, such Restricted Security or such beneficial interest in such Restricted Security shall be exchanged for an unrestricted Note or such beneficial interest in an unrestricted Note.
     Any Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by Trustee, DTC or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradeable on The Portal Market or as may be required for the Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Trustee shall have no responsibility for the actions or omissions of any securities depositary, or for the accuracy of the books or records of any securities depositary.
     Section 2.07. Exchange of Notes. Notes may be exchanged at the designated corporate trust office of Trustee for a like aggregate principal amount of Notes of other Authorized Denominations. Note Registrar shall require the Registered Owner requesting such exchange to deliver such Notes to be exchanged and to pay any tax or other governmental charge required to be paid with respect to such exchange, and may in addition require the payment of a reasonable sum to cover expenses incurred by Borrower or Note Registrar in connection with such exchange. Thereupon, the Notes delivered to Note Registrar for exchange shall be cancelled by Note Registrar.
     Section 2.08. Note Registrar. Trustee is hereby designated and appointed as Note Registrar (the “Note Registrar”). Note Registrar will keep or cause to be kept at its designated corporate trust office, or at such other office as Note Registrar may designate, sufficient books for the registration and transfer of the Notes, which shall at all times be open to inspection during regular business hours by Borrower; and, upon presentation for such purpose, Note Registrar shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred, on such books, Notes as hereinbefore provided.
     Section 2.09. Temporary Notes. The Notes may be issued in temporary form exchangeable for definitive Notes when ready for delivery. Any temporary Note may be printed, lithographed or typewritten, shall be in an Authorized Denomination, shall be in fully registered form without coupons and may contain such reference to any of the provisions of this Indenture as may be appropriate and in a form acceptable to Paying Agent. Every temporary Note shall be executed by Borrower and be authenticated by Note Registrar upon the same conditions and in substantially the same manner as the definitive Notes. If Borrower issues temporary Notes it will execute and deliver definitive Notes as promptly thereafter as practicable, and thereupon the temporary Notes may be surrendered, for cancellation, in exchange therefor at the designated corporate trust office of Note Registrar and Note Registrar shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes in Authorized Denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.
     Section 2.10. Notes Mutilated, Lost, Destroyed or Stolen. If any Note shall become mutilated, Borrower, at the expense of the Registered Owner of said Note, shall execute, and Note Registrar shall thereupon authenticate and deliver, a new Note of like tenor in exchange and substitution for the Note so mutilated, but only upon surrender to Note Registrar of the Note so mutilated. Every mutilated Note so surrendered to Note Registrar shall be cancelled by it and delivered to, or upon the order of, Borrower. If any Note shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to Note Registrar and, if such evidence be satisfactory to it and indemnity satisfactory to Note Registrar and Borrower shall be given, Borrower, at the expense of the Registered Owner, shall execute, and Note Registrar shall thereupon authenticate and deliver, a new Note of like tenor in lieu of and in substitution for the Note so lost, destroyed or stolen (or if any such Note shall have matured or shall be about to mature, instead of issuing a substitute Note, Borrower may pay the same without surrender thereof upon such maturity date). Note Registrar may require payment by the Registered Owner of a sum not exceeding the actual cost of preparing each new Note issued under this Section and the expenses which may be incurred by Borrower and Note Registrar in the premises. Any Note issued under the provisions of this Section in lieu of any Note alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of Borrower whether or not the Note so alleged to be lost, destroyed or stolen be at any time enforceable by anyone and shall be entitled to the benefits of this Indenture with all other Notes secured by this Indenture.
     Section 2.11. Absolute and Unconditional Obligations. The obligations of Borrower to make the Note Payments and other payments required by the terms hereof and to provide or cause to be provided the Letter of Credit pursuant to the terms hereof, and to perform and observe the other agreements on its part contained herein, shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have, and during the term of this Indenture, Borrower shall pay absolutely all payments to be made pursuant to the terms hereof, the obligation to provide or cause to be provided the Letter of Credit pursuant to the terms hereof, and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off. Until such time as the principal of, premium, if any, and interest on the Notes shall have been fully paid, or provision for the payment thereof shall have been made as required by this Indenture, Borrower (a) will not suspend or discontinue any payments required to be made by Borrower pursuant to this Indenture, including (without limitation) the payments provided for in Section 5.02 hereof and the obligation to provide or cause to be provided the Letter of Credit pursuant to Section 5.04 hereof; (b) will perform and observe all of its other covenants contained in this Agreement; and (c) except as provided in Article IV hereof, will not terminate this Indenture for any cause, including (without limitation) commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State, or any political subdivision of either of these, or any failure of Trustee to perform and observe any covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Indenture.
     Section 2.12. Book-Entry Only System.
     (a) Except as otherwise provided in subsections (b) and (c) of this Section, the Notes initially authenticated and delivered hereunder shall be registered in the name of Cede & Co., as nominee of DTC or such other nominee as DTC shall request. Payments of interest on, principal of and any premium on the Notes shall be made to the account of Cede & Co. on each Note Payment Date at the address indicated for Cede & Co. in the registration books maintained by Note Registrar by transfer of immediately available funds. DTC has represented to Borrower that it will maintain a book-entry system in recording ownership interests of its participants (the “Direct Participants”) and the ownership interests of a purchaser of a beneficial interest in the Notes (a “Beneficial Owner”) will be recorded through book entries on the records of the Direct Participants.
     (b) The Notes shall be initially issued in the form of a separate single authenticated fully registered Note in the amount of $34,235,000. With respect to Notes so registered in the name of Cede & Co., Borrower, Trustee and Tender Agent shall have no responsibility or obligation to any Direct Participant or to any Beneficial Owner of such Notes. Without limiting the immediately preceding sentence, Borrower, Trustee and

Tender Agent shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any Direct Participant with respect to any beneficial ownership interest in the Notes, (ii) the delivery to any Direct Participant, Beneficial Owner or other person, other than DTC, of any notice with respect to the Notes, including any notice of redemption, (iii) the payment to any Direct Participant, Beneficial Owner or other person, other than DTC, of any amount with respect to the principal or redemption price of, or interest on, the Notes or (iv) any consent given or other action taken by DTC as Registered Owner of the Notes. Borrower, Trustee and Tender Agent may treat DTC as, and deem DTC to be, the absolute Registered Owner of each Note for all purposes whatsoever including (but not limited to) (A) payment of the principal or redemption price of, and interest on, each such Note, (B) giving notices of conversion or redemption and other matters with respect to such Notes and (C) registering transfers with respect to such Notes. Trustee shall pay the principal or redemption price of, and interest on, all Notes only to or upon the order of DTC, and all such payments shall be valid and effective to fully satisfy and discharge Borrower’s obligations with respect to such principal or redemption price, and interest, to the extent of the sum or sums so paid. No person other than DTC shall receive a Note evidencing the obligation of Borrower to make payments of principal or redemption price of, and interest on, the Notes pursuant to this Indenture. Upon delivery by DTC to Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the transfer provisions hereof, the word “Cede & Co.” in this Indenture shall refer to such new nominee of DTC.
     (c) (i) DTC may determine to discontinue providing its services with respect to the Notes at any time by giving reasonable written notice to Borrower, Trustee and Tender Agent and discharging its responsibilities with respect thereto under applicable law.
     (ii) Borrower, in its sole discretion and without the consent of any other person, may terminate, upon provision of notice to Trustee and Tender Agent, the services of DTC with respect to the Notes if Borrower determines that the continuation of the system of book-entry only transfers through DTC (or a successor securities depository) is not in the best interests of the Beneficial Owners of the Notes or is burdensome to Borrower, and shall terminate the services of DTC with respect to the Notes upon receipt by Borrower, Trustee and Tender Agent of written notice from DTC to the effect that DTC has received written notice from Direct Participants having interests, as shown in the records of DTC, in an aggregate principal amount of not less than fifty percent (50%) of the aggregate principal amount of the then Outstanding Notes to the effect, that: (A) DTC is unable to discharge its responsibilities with respect to such Notes, or (B) a continuation of the requirement that all of the Outstanding Notes be registered in the registration books kept by Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the Beneficial Owners of such Notes.
     (d) Upon the termination of the services of DTC with respect to the Notes pursuant to subsection (c)(ii)(B) hereof, or upon the discontinuance or termination of the services of DTC with respect to the Notes pursuant to subsection (c)(i) or subsection (c)(ii)(A) hereof after which no substitute securities depository willing to undertake the functions of DTC hereunder can be found or which, in the opinion of Borrower, is willing and able to undertake such functions upon reasonable and customary terms, the Notes shall no longer be restricted to being registered in the registration books kept by Note Registrar in the name of Cede & Co. as nominee of DTC. In such event, Borrower shall issue and Trustee shall transfer and exchange Note certificates as requested by DTC or Direct Participants of like principal amount, series and maturity, in Authorized Denominations to the identifiable Beneficial Owners in replacement of such Beneficial Owners’ beneficial interests in the Notes.
     (e) Notwithstanding any other provision of this Indenture to the contrary, so long as any Note is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal or redemption price of, and interest on, such Note and all notices with respect to such Note shall be made and given, respectively, to DTC.
     (f) In connection with any notice or other communication to be provided to Registered Owners pursuant to this Indenture by Borrower, Tender Agent or Trustee with respect to any consent or other action to be taken by Registered Owners, Borrower, Tender Agent or Trustee, as the case may be, shall establish a record date for such consent or other action and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.
     (g) Notwithstanding any provision herein to the contrary, Borrower and Trustee may agree to allow DTC, or its nominee, Cede & Co., to make a notation on any Note redeemed in part to reflect, for informational purposes only, the principal amount and date of any such redemption.
     (h) Notwithstanding any provision herein to the contrary, so long as the Notes are subject to a system of book-entry only transfers pursuant to this Section, any requirement for the delivery of Notes to Tender Agent in connection with a mandatory tender pursuant to Section 4.07 hereof shall be deemed satisfied upon the transfer, on the registration books of DTC, of the beneficial ownership interests in such Notes tendered for purchase to the account of Tender Agent, or a Direct Participant acting on behalf of Tender Agent.
     Section 2.13. CUSIP Numbers. Borrower in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Registered Owners; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. Borrower will promptly notify Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE III
ISSUANCE OF NOTES; APPLICATION OF PROCEEDS
     Section 3.01. Issuance of the Notes. Upon satisfaction of the conditions precedent set forth in Section 3.01 of the Reimbursement Agreement as evidenced by the issuance of the Letter of Credit, Borrower shall execute and issue the Notes and Note Registrar shall authenticate and deliver Notes in the aggregate principal amount set forth in Section 2.01 hereof. The proceeds received from the sale of the Notes in the amount of $34,072,383.75 (which represents the principal amount of the Notes, $34,235,000, less underwriter’s discount of $162,616.25) shall be deposited in trust with Trustee, who shall deposit said proceeds in the Note Fund.
     Section 3.02. Establishment and Application of Note Fund.
     (a) Trustee shall establish, maintain and hold in trust a separate fund designated as the “Note Fund.” The moneys in the Note Fund shall be used and withdrawn as provided herein.
     (b) Before any payment from the Note Fund shall be made, Borrower shall file or cause to be filed with Trustee a Payment Request Form, executed by Borrower and Credit Issuer, fully completed and with all supporting documents described therein attached thereto; provided, however, moneys in the Note Fund shall not be disbursed unless and until Borrower satisfies the requirements set forth in Section 3.01 of the Reimbursement Agreement. Upon receipt of a Payment Request Form (which may be sent by facsimile transmission) executed on behalf of Credit Issuer and an Authorized Representative of Borrower, Trustee shall disburse proceeds from the Note Fund in such amounts and to such parties as directed therein. Upon receipt of a written request from Credit Issuer (which may be sent by facsimile transmission), Trustee shall disburse proceeds from the Note Fund in order to reimburse Credit Issuer for any real estate-related costs such as costs for the appraisal, environmental audit and engineer’s inspections.
     (c) Upon (i) the occurrence of an Event of Default or notice from Credit Issuer that an Event of Default has occurred, or (ii) any such time that there are no longer any Outstanding Notes, Trustee, at the direction of Credit Issuer, shall transfer any remaining balance in the Note Fund, to a separate account within the Redemption Account, which Trustee shall establish and hold in trust, and which shall be entitled the “Surplus Account.” The moneys in the Surplus Account shall be used and applied first to reimburse Credit Issuer for any draws theretofore made by Trustee under the Letter of Credit but not yet reimbursed (including, without limitation, any draws relating to the purchase of any Borrower Notes), and then to pay principal only in connection with the call and redemption of Notes to the maximum degree permissible in accordance with Section 4.01 hereof, and at the earliest possible dates at which Notes can be redeemed without payment of premium pursuant to this Indenture.

ARTICLE IV
REDEMPTION AND PURCHASE OF NOTES
     Section 4.01. Terms of Redemption. The Notes are subject to redemption by Borrower if and to the extent Borrower is entitled to make and makes, or is required to make, a payment or prepayment pursuant to this Indenture. All such prepayments by Borrower shall be deposited in the Redemption Account. Borrower shall not call the Notes for optional redemption, and Trustee shall not give notice of any such optional redemption, unless Borrower has made or caused to be made all Note Payments due hereunder and any required principal payments required under the Reimbursement Agreement.
     The Notes shall be subject to redemption by Borrower upon the following terms in increments of $5,000, provided that in the event of redemption of less than all of the Notes, the amount which remains Outstanding shall be in Authorized Denominations:
     (a) Sinking Fund Redemption. The Notes are not subject to mandatory sinking fund redemption.
     (b) Optional Redemption During Weekly Mode. While the Notes are in the Weekly Mode, the Notes are subject to optional redemption, in whole on any Business Day or in part on any Interest Payment Date, at the option of Borrower, with the written approval of Credit Issuer, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed, plus interest accrued thereon to the redemption date. Borrower shall be deemed to have exercised such option and Credit Issuer shall be deemed to have given such consent in connection with any redemptions scheduled pursuant to the Reimbursement Agreement, and such exercise and consent shall remain in effect unless and until Trustee receives contrary written notification from Credit Issuer.
     (c) No Optional Redemption After the Fixed Interest Rate Date. After the Fixed Interest Rate Date, the Notes are not subject to redemption at the option of Borrower.
     (d) Mandatory Redemption upon Expiration of Letter of Credit. The Notes shall be redeemed in whole, at a redemption price equal to 100% of the outstanding principal amount thereof, plus interest accrued thereon to the redemption date, on a redemption date not less than 15 days preceding the Expiration Date of the Letter of Credit if no Alternate Credit Facility or Alternate Letter of Credit has been delivered to Trustee in accordance with Section 5.04 or 5.07 hereof.
     (e) Mandatory Redemption upon Occurrence of Extraordinary Events. To the extent of a prepayment by Borrower as a result of the damage, destruction or condemnation of the Property and as provided in the Reimbursement Agreement, the Notes are subject to redemption, in whole on any Business Day or in part on the first Business Day of each calendar month, upon the written direction of Borrower and with the written approval of Credit Issuer, after payment of any amounts owed to Credit Issuer pursuant to the Reimbursement Agreement, prior to their stated maturity, on any date, at a redemption price equal to 100% of the outstanding principal amount of such Notes that are redeemed, plus interest accrued thereon to the redemption date.
     (f) Mandatory Redemption for Reimbursement Agreement Default. The Notes shall be redeemed in whole, at a redemption price equal to 100% of the outstanding principal amount thereof, plus interest accrued thereon to the redemption date, within five calendar days (and before the following Saturday if the fifth calendar day is a Saturday) from the date Trustee receives written notice from Credit Issuer that an event of default has occurred under the Reimbursement Agreement and directing Trustee to redeem the Notes.
     (g) Mandatory Redemption from Surplus Account. The Notes are subject to redemption in part on any Interest Payment Date at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued interest to the redemption date, on the next succeeding Interest Payment Date to the extent of amounts are deposited in the Surplus Account and directed to be used to redeem Notes as provided in Section 3.02(c) hereof.
     Section 4.02. Selection of Notes for Redemption. Whenever provision is made in this Indenture for the redemption of less than all of the Notes, Trustee shall select the Notes to be redeemed from all Notes or such given portion thereof not previously called for redemption by lot in any manner which Trustee in its sole discretion shall deem appropriate and fair, to be credited against the principal of the Notes to be redeemed; provided, however, that in connection with an optional redemption of the Notes, redemption proceeds shall first be used to reimburse Credit Issuer for any draw on the Letter of Credit; provided, further that Borrower Notes shall be the first Notes selected for redemption and the redemption price for such Borrower Notes shall be paid to Credit Issuer; and provided, finally, that the Notes Outstanding after giving effect to any redemption shall be in Authorized Denominations. Upon selection of Notes for redemption on or prior to the Fixed Interest Rate Date, Trustee will promptly notify Tender Agent of the Notes selected for redemption.
     Section 4.03. Notice of Redemption.
     (a) Trustee shall mail notice of redemption (i) prior to the Fixed Interest Rate Date, not less than 15 days before such redemption date (except in the case of redemptions pursuant to Section 4.01(f) hereof, in which case notice shall be given as soon as practicable), and (ii) after the Fixed Interest Rate Date, not less than 30 days before such redemption date (except in the case of redemptions pursuant to Section 4.01(f) hereof, in which case notice shall be given as soon as practicable) to the respective Registered Owners of any Notes designated for redemption at their addresses on the registration books maintained by Note Registrar. Each notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers), state the redemption date, the place or places of redemption, if less than all of the Notes are to be redeemed, the distinctive numbers of the Notes to be redeemed, and in the case of Notes to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Each such notice shall also state that on said date there will become due and payable on each of said Notes the principal thereof or of said specified portion of the principal thereof in the case of a Note to be redeemed in part only, and that from and after such redemption date interest thereon shall cease to accrue, and shall require that such Notes be then surrendered.
     (b) Notice of redemption of Notes shall be given by Trustee, at the expense of Borrower, for and on behalf of Borrower.
     (c) In the case of redemption pursuant to Section 4.01 hereof in connection with refunding obligations to be issued for such purpose, notice of such redemption may be cancelled if such refunding obligations are not issued on or prior to the date fixed for such redemption.
     (d) Receipt of such notice shall not be a condition precedent to such redemption and failure so to mail any such notice to a Registered Owner shall not affect the validity of the proceedings for the redemption of Notes of any Registered Owner.
     (e) Trustee shall, at the same time the notice in subsection (a) above is mailed, also send a copy of the notice by certified mail or by overnight delivery to Tender Agent, Remarketing Agent, DTC and any Information Service. Failure to provide notice to Tender Agent, Remarketing Agent, a Securities Depository or to an Information Service shall not affect the validity of proceedings for the redemption of Notes.
     Section 4.04. Partial Redemption of Notes. Upon surrender of any Note redeemed in part only, Borrower shall execute and Note Registrar shall authenticate and deliver to the Registered Owner thereof, at the expense of Borrower, a new Note or Notes of Authorized Denominations equal in aggregate principal amount to the unredeemed portion of the Note surrendered.
     Section 4.05. Effect of Redemption.
     (a) In the case of a prepayment in full of the Notes by Borrower pursuant to Section 4.01 hereof, the amount to be paid by Borrower shall be a sum sufficient, together with other funds deposited with Trustee and available for such purpose, to pay (a) the redemption price specified in this Indenture for all Outstanding Notes, plus all interest accrued and to accrue to the redemption date, (b) all reasonable and necessary fees and expenses of Trustee, Credit Issuer and any Paying Agent allowable pursuant to this Indenture or the Reimbursement Agreement accrued and to accrue through final payment of the Notes and (c) all other liabilities of Borrower accrued and to accrue under this Indenture. In the case of partial prepayment of the Notes by Borrower pursuant to Section 4.01 hereof, the amount to be paid by Borrower shall be a sum sufficient, together with other funds deposited with Trustee and available for such purpose, to pay the redemption price specified in this Indenture, for the Notes that are to be redeemed, plus all interest accrued and to accrue to the redemption date, and to pay expenses of redemption of such Notes.
     (b) Only Available Moneys can be used for the redemption of the Notes. Borrower shall cause Available Moneys for payment of the redemption price of the Notes, together with interest accrued to the date fixed for redemption and other amounts payable hereunder, to be delivered to Trustee. Provided that Trustee has received such Available Moneys, the Notes (or portions thereof) so called for redemption shall become due and payable on the redemption date designated in the notice of redemption, interest on the Notes (or portions thereof) so called for redemption shall cease to accrue, said Notes (or portions thereof) shall cease to be entitled to any benefit or security under this Indenture, and the Registered Owners of said Notes shall have no rights in respect thereof except to receive payment of said principal, premium, if any, and interest accrued to the date fixed for redemption.
     Subject to Section 4.04 hereof, all Notes redeemed pursuant to the provisions of this Article shall be cancelled upon surrender thereof by Trustee and delivered to or upon the order of Borrower.
     Section 4.06. Purchase of Notes by Tender Agent. Prior to the Fixed Interest Rate Date, the Notes may be delivered by the Registered Owners thereof to Tender Agent at its designated corporate trust office, or such other place as Tender Agent may designate in writing to Registered Owners, Trustee, Credit Issuer, Borrower and Remarketing Agent. Any Note so delivered shall be purchased by Tender Agent on demand of the Registered Owner thereof on the close of any Business Day at a purchase price equal to the principal amount thereof plus accrued interest to but not including the date of purchase (unless such date is an Interest Payment Date, in which case the purchase price will be the principal amount of such Note); provided that Tender Agent will be under no obligation to use its own funds to purchase such Notes and provided further that sufficient funds in the Purchase Fund are immediately available for purchase of the Notes and upon delivery to Tender Agent of an irrevocable written notice by 3:00 p.m., New York time, (if not received by 3:00 p.m., New York time, on a Business Day it shall be deemed received on the next succeeding Business Day), which states (i) the name and address of the Registered Owner, (ii) the number or numbers of the Note or Notes to be purchased, (iii) the aggregate principal amount of the Note or Notes to be purchased, and (iv) the date on which the Note is or Notes are to be purchased, which date shall be a Business Day not prior to the seventh calendar day next succeeding the date of delivery of such written notice and delivery to Tender Agent at or prior to 9:00 a.m., New York time, on the Purchase Date specified in the aforesaid notice, of the Note or Notes to be tendered; provided, however, that any Note for which a notice of the exercise of the purchase option has been given as provided in this subsection and which is not so delivered shall be deemed delivered on the date of purchase and shall be purchased in accordance with this Indenture.
     All Notes, or portions thereof, purchased pursuant to this Section shall be purchased in an amount equal to an Authorized Denomination. Trustee shall upon request of Tender Agent calculate the purchase price of any Notes purchased pursuant to this Section and shall notify Tender Agent of such amount prior to the Purchase Date.
     Section 4.07. Mandatory Tender of Notes. On each Mandatory Tender Date, the Notes shall be subject to mandatory tender for purchase on such Mandatory Tender Date at a purchase price equal to the principal amount thereof, plus accrued interest, if any. The Registered Owners of all of the Outstanding Notes shall be required to tender their Notes for purchase by Tender Agent on the Mandatory Tender Date. All Notes which on the Mandatory Tender Date have not been tendered for purchase (the “Non-Tendered Notes”) shall be deemed purchased by Tender Agent on the Mandatory Tender Date at a price of the principal amount thereof plus unpaid interest accrued, if any, to such date. Replacement Notes for the Non-Tendered Notes may be remarketed and delivered to new Registered Owners as instructed by Borrower or Remarketing Agent. Tender Agent shall hold in trust for the Registered Owners of the Non-Tendered Notes the purchase price thereof, and after the Mandatory Tender Date such Registered Owners will no longer be entitled to any of the benefits of this Indenture except for the payment of such purchase price.
ARTICLE V
REVENUES; FUNDS AND ACCOUNTS;
PAYMENT OF PRINCIPAL AND INTEREST
     Section 5.01. Pledge and Assignment; Revenue Fund.
     (a) Subject only to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein, all amounts (including proceeds of the sale of Notes) held in any fund or account established pursuant to this Indenture (the “Account Funds”), except to the extent provided in Sections 5.05, 7.03, 8.06 and 8.10(a) hereof) are hereby pledged by Borrower to secure the payment of the principal and purchase price of and interest on the Notes in accordance with their terms and the provisions of this Indenture and thereafter, on a basis subordinate thereto, to secure Borrower’s obligations to Credit Issuer under the Reimbursement Agreement. Said pledge shall constitute a lien on and security interest in such assets and shall attach, be perfected and be valid and binding from and after delivery by Trustee of the Notes without any physical delivery thereof or further act.
     (b) Trustee agrees that, so long as Trustee holds any Account Funds, Trustee shall hold the same as the collateral agent and bailee of Credit Issuer (but only to the extent of amounts paid by Credit Issuer under the Letter of Credit for which Credit Issuer has not received reimbursement from Borrower) for purposes of perfecting the lien and security interest of Credit Issuer therein. Upon receipt of written notice from Credit Issuer that Borrower has failed to reimburse Credit Issuer for a draw under the Letter of Credit as required by the Reimbursement Agreement, Trustee shall either cause all accounts and investments (but only to the extent of amounts paid by Credit Issuer under the Letter of Credit for which Credit Issuer has not received reimbursement from Borrower) which are the subject of the preceding sentence to be titled in such a manner to reflect that Credit Issuer has an interest therein as described in the preceding sentence or ensure that each Person with whom Trustee places or through whom Trustee invests any moneys which are the subject of the preceding sentence is advised of Credit Issuer’s interest therein as described in the preceding sentence and instructed to mark its records to reflect such interest. Trustee shall not pledge, hypothecate, transfer or release all or any portion of the Account Funds to any persons (including, without limitation, Borrower) other than Registered Owners of the Notes in payment thereof or in any manner not in accordance with this Indenture or the Reimbursement Agreement without the written consent of Credit Issuer, except as otherwise required by a court of law.

     (c) All Note Payments shall be promptly deposited by Trustee upon receipt thereof in a special fund designated as the “Revenue Fund” which Trustee shall establish, maintain and hold in trust; except as otherwise provided in Section 5.02 hereof, all moneys received by Trustee and required to be deposited in the Note Fund shall be promptly deposited in the Note Fund and all moneys received by Trustee and required to be deposited in the Redemption Account shall be promptly deposited in the Redemption Account, which Trustee shall establish, maintain and hold in trust. All Note Payments and other amounts deposited with Trustee shall be held, disbursed, allocated and applied by Trustee only as provided in this Indenture. All moneys held by Tender Agent for the payment of the principal or purchase price of, premium, if any, and interest on the Notes, shall be held by Tender Agent in trust for the payment of such Notes.
     Section 5.02. Note Payments and Allocation.
     (a) On or before each Note Payment Date, until the principal of, premium, if any, and interest on the Notes shall have been fully paid or provision for such payment shall have been made as provided in this Indenture, Borrower covenants and agrees to pay to Trustee as a Note Payment, a sum equal to the amount payable on such Note Payment Date as principal of, and premium, if any, and interest on the Notes as provided in this Indenture. The Note Payments made pursuant to this subsection shall at all times be sufficient to pay the total amount of interest and principal (whether at maturity or upon redemption or acceleration) and premium, if any, becoming due and payable on the Notes on each Note Payment Date, provided that any amount held by Trustee in the Revenue Fund on the due date for a Note Payment pursuant to the immediately preceding sentence shall be credited against the Note Payment due on such date to the extent available for such purpose under the terms of this Indenture; and provided further that, subject to the provisions of this subsection, if at any time the amounts held by Trustee in the Revenue Fund are sufficient to pay all of the principal of and interest and premium, if any, on the Notes as such payments become due, Borrower shall be relieved of any obligation to make any further Note Payments under the provisions of this subsection. Notwithstanding the foregoing, if on any date the amount held by Trustee in the Revenue Fund is insufficient to make any required payments of principal of (whether at maturity or upon redemption or acceleration) and interest and premium, if any, on the Notes as such payments become due, Borrower, immediately upon receipt of notice of such deficiency from Trustee, shall forthwith pay such deficiency as a Note Payment hereunder.
     (b) To the extent Trustee has on deposit a Note Payment from Borrower pursuant to subsection (a) of this Section after any payment obligation hereunder has been satisfied by a draw under the Letter of Credit, Trustee shall promptly use such Note Payment to reimburse Credit Issuer for such drawing or, if Credit Issuer has been reimbursed directly by Borrower, such funds shall be returned to Borrower. Upon Trustee’s receipt of written notice from Credit Issuer that Borrower will begin to make payments directly to Credit Issuer pursuant to the Reimbursement Agreement sufficient to reimburse Credit Issuer for draws on the Letter of Credit, Borrower shall no longer be required to make such portion of Note Payments directly to Trustee pursuant to the terms hereof.

     (c) Note Payments received by Trustee from Borrower shall be deposited by Trustee into the following respective accounts (each of which Trustee shall establish and maintain within the Revenue Fund), in the following amounts, in the following order of priority, and the requirements of each such account (including the making up of any deficiencies in any such account resulting from lack of funds sufficient to make any earlier required deposit) at the time of deposit shall be satisfied before any transfer is made to any account subsequent in priority, and provided, that no moneys representing drawings under the Letter of Credit shall be transferred into the Interest Account, the Principal Account or the Redemption Account of the Revenue Fund:
     FIRST, to the Interest Account, the amount paid by Borrower and designated as or attributable to interest on the Notes in the most recent Note Payment, so that the aggregate of such amounts will, on the next Interest Payment Date, equal the amount of interest due on the Notes on such Interest Payment Date.
     SECOND, to the Principal Account, the amount paid by Borrower and designated as or attributable to principal of the Notes in the most recent Note Payment, so that the aggregate of such amounts will, on the next succeeding principal payment date, equal the amount of principal due (whether at maturity or by acceleration) on such principal payment date.
     THIRD, to the Redemption Account, the aggregate amount of principal and premium, if any, next coming due by redemption permitted (as directed in writing by Borrower or as provided in the last sentence of Section 4.01(b)) or required under Article IV hereof, or any portion thereof paid by Borrower.
     Section 5.03. Priority of Moneys in Revenue Fund; Letter of Credit Account.
     (a) Funds for the payment of the principal or redemption price of and interest on the Notes shall be derived from the following sources in the order of priority indicated below; provided, however, that except as otherwise specifically provided herein amounts in the respective accounts within the Revenue Fund shall be used to pay the principal or redemption price of and interest on the Notes held by Registered Owners other than Borrower prior to the payment of the principal and interest on the Notes held by Borrower; and provided, further, that if principal or redemption price (or any portion thereof) of and interest on the Notes is paid with moneys described in subparagraph (i) of this Section 5.03(a), any other moneys on deposit in the respective accounts in the Revenue Fund shall be applied to immediately reimburse Credit Issuer by wire transfer in the amount of any such drawings:
     (i) moneys paid into the Letter of Credit Account of the Revenue Fund representing the proceeds of drawings by Trustee under the Letter of Credit;
     (ii) moneys paid into the Interest Account, if any, representing accrued interest received at the initial sale of the Notes and proceeds from the investment thereof which shall be applied to the payment of interest on the Notes;

     (iii) moneys paid into the Revenue Fund pursuant to Section 10.01(b) hereof and proceeds from the investment thereof, which constitute Available Moneys;
     (iv) moneys deposited into the Redemption Account pursuant to Section 3.02(c) hereof and proceeds from the investment thereof;
     (v) any other moneys (not derived from drawings under the Letter of Credit) paid into the Revenue Fund and proceeds from the investment thereof, which constitute Available Moneys; and
     (vi) any other moneys paid into the Revenue Fund and proceeds from the investment thereof, which are not Available Moneys.
     (b) Trustee shall create within the Revenue Fund a separate account called the “Letter of Credit Account,” which account shall be an Eligible Account, and all moneys drawn under the Letter of Credit shall be deposited and disbursed either in the Letter of Credit Account or the Liquidity Account established pursuant to Section 8.10 hereof. None of Borrower, any Related Party or Trustee shall have any legal, equitable or beneficial right, title or interest in the Letter of Credit Account or the Liquidity Account. The Letter of Credit Account and the Liquidity Account shall be established and maintained by Trustee and Tender Agent, respectively, and held in trust apart from all other moneys and securities held under this Indenture or otherwise, and over which Trustee and Tender Agent, respectively, shall have the exclusive and sole right of withdrawal for the exclusive benefit of the Registered Owners of the Notes with respect to which each drawing is made.
     (c) Trustee shall draw moneys under the Letter of Credit in accordance with the terms thereof in amounts necessary to make full and timely payments of principal of, premium, if any, and interest on the Notes, other than Notes owned by or for the account of Borrower (including Borrower Notes), which amounts on such Notes owned by or for the account of Borrower shall not be paid from moneys drawn under the Letter of Credit but shall be deemed to be paid by Borrower, when due, whether at maturity, redemption (including optional redemptions scheduled pursuant to the Reimbursement Agreement), acceleration, an Interest Payment Date or otherwise. In addition, Trustee shall draw moneys under the Letter of Credit in accordance with the terms thereof to the extent necessary to make full and timely payments required to be made pursuant to, and in accordance with, Article VIII hereof to pay the purchase price of Borrower Notes. Trustee shall notify Borrower of any proposed drawing on the Letter of Credit (other than with respect to scheduled payments of principal and interest) as and when it notifies Credit Issuer.
     (d) If on the Fixed Interest Rate Date there shall have been delivered to Trustee an Alternate Credit Facility or if at any time there shall have been delivered to Trustee an Alternate Letter of Credit, then Trustee shall accept such Alternate Credit Facility or Alternate Letter of Credit, as applicable, and promptly surrender the previously held Letter of Credit to the issuing bank for cancellation, and shall promptly take all actions requested by the issuing bank to convey to such bank or otherwise relinquish all of its right, title and interest in any security held jointly by the issuing bank and Trustee. If at any time there shall cease to be any Notes Outstanding hereunder, Trustee shall promptly surrender the Letter of Credit to Credit Issuer for cancellation. Trustee shall comply with the procedures set forth in the Letter of Credit relating to the surrender thereof.
     Section 5.04. Letter of Credit. Borrower shall at all times throughout the term of this Indenture (but subject to Sections 2.04 and 5.07 hereof) maintain or cause to be maintained the Letter of Credit with respect to the Notes. The Letter of Credit shall be an obligation of Credit Issuer to pay to Trustee, against presentation of sight drafts and certificates required by Credit Issuer, up to (a) an amount equal to the aggregate principal amount of the Notes then Outstanding as necessary to pay the principal of such Notes, whether at maturity, redemption, acceleration or otherwise or upon the purchase of such Notes upon the optional tender of the Notes pursuant to Section 4.06 hereof and on the Mandatory Tender Date, and (b) an amount equal to 60 days (or such other number of days as may be required to obtain a rating on the Notes) of interest on the Notes calculated at an interest rate of 15% per annum on the basis of a 360-day year for the number of days actually elapsed while the Notes bear interest at a Weekly Interest Rate and an amount equal to 180 days (or such other number of days as may be required to obtain a rating on the Notes if the Notes are then rated) of interest on the Notes calculated at the actual interest rate or rates on the Notes on the basis of a 360-day year of twelve 30-day months while the Notes bear interest at the Fixed Interest Rate to pay interest on the Notes when due.
     (a) On any Business Day, Borrower may, at its option, provide or cause to be provided to Trustee an Alternate Letter of Credit and Borrower shall, in any event, cause to be delivered to Trustee an extension of the Expiration Date of the Letter of Credit or an Alternate Letter of Credit at least (a) 45 days before the Expiration Date of the then-existing Letter of Credit while the Notes bear interest at the Weekly Interest Rate or (b) 45 days before the Expiration Date of the then existing Letter of Credit while the Notes bear interest at the Fixed Interest Rate. At least 35 days prior to the Letter of Credit Substitution Date, Borrower shall provide Trustee, Credit Issuer, Tender Agent and Remarketing Agent with a written notice of its intention to provide an Alternate Letter of Credit pursuant to this Section. Such notice shall include the proposed Letter of Credit Substitution Date, which shall be an Interest Payment Date, and identify the provider of the Alternate Letter of Credit. An Alternate Letter of Credit shall be an irrevocable direct-pay letter of credit or other irrevocable credit facility delivered to Trustee on or prior to 11:00 a.m., New York time, on the Letter of Credit Substitution Date, issued by a savings institution, commercial bank or other financial institution or entity, the terms of which shall in all material respects be the same as the Letter of Credit. On or prior to the date of the delivery of an Alternate Letter of Credit to Trustee, Borrower shall cause to be furnished to Trustee (i) such opinions regarding the validity of the Alternate Letter of Credit as any rating agency then rating the Notes may reasonably require, and (ii) written evidence from Moody’s, if the Notes are then rated by Moody’s, and S&P, if the Notes are then rated by S&P, to the effect that such rating agency has reviewed the proposed Alternate Letter of Credit and that the substitution of the proposed Alternate Letter of Credit will not, by itself, result in a reduction of its long-term rating of the Notes below “A” if the Notes are rated by S&P or below “A2” if the Notes are rated by Moody’s.
     (b) It is understood and agreed that with proper notification to Trustee and Borrower, Credit Issuer can declare that a default has occurred under the Reimbursement Agreement with Borrower and such default will cause a mandatory redemption of the Notes pursuant to Section 4.01(f) hereof.
     (c) Subject to the provisions of Section 5.03(d) hereof, Trustee shall hold and maintain the Letter of Credit for the benefit of the Registered Owners until the Letter of Credit expires in accordance with its terms. Trustee shall diligently observe all terms, covenants and conditions of the Letter of Credit, including payment when due of any draws on the Letter of Credit, and the provisions relating to the payment of draws on, and reinstatement of amounts that may be drawn under, the Letter of Credit, and will not consent to, agree to or permit any amendment or modification of the Letter of Credit which would adversely affect the rights or security of the Registered Owners of the Notes. If at any time during the term of the Letter of Credit, any successor Trustee shall be appointed and qualified under this Indenture, the resigning or removed Trustee shall request that Credit Issuer transfer the Letter of Credit to the successor Trustee in accordance with the procedures for transfer specified in the Letter of Credit. If the resigning or removed Trustee fails to make this request, the successor Trustee shall do so before accepting appointment. Trustee shall send notice to Credit Issuer and Borrower of the expiration of the Letter of Credit at least two months prior to the date of such expiration.
     At least 30 days prior to the Letter of Credit Substitution Date, Trustee shall send a written notice to the Registered Owners relating to Borrower’s election to deliver an Alternate Credit Facility or Alternate Letter of Credit to Trustee. Such notice shall (a) specify the proposed Letter of Credit Substitution Date, (b) require the Registered Owners of all of the Outstanding Notes to tender their Notes for purchase on the Mandatory Tender Date pursuant to Section 4.07 hereof, and (c) state that all Outstanding Notes not purchased on or before the Mandatory Tender Date will be deemed to be purchased on the Mandatory Tender Date at a price equal to the principal amount thereof, plus unpaid interest, if any, accrued to such date.
     Section 5.05. Investment of Moneys. Subject to the following sentence, all moneys in any of the funds or accounts established pursuant to this Indenture shall be invested by Trustee as directed in writing (which may be in the form of a facsimile transmission), such writing to specify the particular investment to be made, by an Authorized Representative of Borrower in Qualified Investments maturing not later than the date on which it is estimated that such moneys will be required for the purposes specified in this Indenture; provided, however, that: (a) moneys on deposit in the Letter of Credit Account and the Purchase Fund and any moneys held pursuant to Section 4.07 hereof shall be held uninvested; (b) any moneys held in trust for the payment or redemption of Notes pursuant to Article X hereof shall be invested as provided in Section 10.03 hereof; and (c) moneys described in clause (ii), (iii), (iv) or (v) of Section 5.03(a) hereof shall be invested in Qualified Investments described in clause (d) of the definition thereof which mature not later than the date on which such moneys will be required to pay the Notes or the interest thereon. All moneys in any of the funds or accounts established pursuant to this Indenture, subject to the limitations set forth in (a) through (c) of the first sentence above, shall be invested by Trustee in Qualified Investments maturing not later than the date on which it is estimated that such moneys will be required for the purposes specified in this Indenture.
     Qualified Investments may be purchased at such prices as may be directed by Borrower or its agent. All Qualified Investments shall be acquired as directed by Borrower subject to limitations as to maturities set forth in this Section, and such additional limitations or requirements consistent with the foregoing as may be established by Request of Borrower. Notwithstanding any other provision herein, in the absence of written investment instructions from Borrower directing Trustee by 11:30 a.m., New York time, of the Business Day preceding the day when investments are to be made, Trustee is directed to invest available funds not described in clauses (a), (b) or (c) of the first paragraph of this Section in the Federated Treasury Obligations Fund #398. Trustee shall not be liable for any losses, fees, taxes or other charges resulting from any investments, reinvestments or liquidations of investment made pursuant to the provisions of this Indenture except for its own gross negligence or willful misconduct; provided, however, the exculpatory provisions provided in this sentence shall apply to Trustee only in its trustee capacity and not in its capacity as investment provider.
     All interest, profits and other income received from the investment of moneys in any fund established pursuant to this Indenture shall be deposited in the Revenue Fund, except that any such interest, profits and other income received from the investment of any moneys held in trust for the payment or redemption of Notes pursuant to Article X shall be applied as provided in Article X hereof. Notwithstanding anything to the contrary contained in this paragraph, an amount of interest received with respect to any Qualified Investment equal to the amount of accrued interest, if any, paid as part of the purchase price of such Qualified Investment shall be credited to the fund from which such accrued interest was paid.
     For the purpose of determining the amount in any fund, all Qualified Investments credited to such fund shall be valued at the market value of such Qualified Investments.
     Trustee may act as principal or agent in the making or disposing of any investment. Trustee may sell at the best price obtainable by it in Trustee’s sole discretion, or present for redemption, any Qualified Investment so purchased whenever it shall be necessary to provide moneys to meet any required payment, transfer, withdrawal or disbursement from the fund to which such Qualified Investment is credited, and Trustee shall not be liable or responsible for any loss resulting from such investment except for its own gross negligence or willful misconduct. For investment purposes only, Trustee may commingle moneys held in the Interest Account and Principal Account of the Revenue Fund.
     Section 5.06. Additional Duties of Trustee. While the Notes bear interest at the Weekly Interest Rate, Trustee shall send to Borrower an invoice for the interest accrued on the Notes for the current Interest Period which is to be paid hereunder as soon as such amount is available. While the Notes bear interest at the Fixed Interest Rate, 20 days prior to each Interest Payment Date, Trustee shall send to Borrower an invoice for the interest due on the Notes on the next succeeding Interest Payment Date which is to be paid hereunder. Trustee shall send to Credit Issuer a copy of each invoice sent to Borrower. If full payment of any such invoice is not received by the date Borrower is required to make such payment hereunder, Trustee shall promptly notify in writing Credit Issuer and Borrower of such nonpayment or underpayment by Borrower. Trustee shall promptly give Credit Issuer written notice upon the failure of Borrower to make any principal payment hereunder.
     Section 5.07. Alternate Credit Facility. If Borrower exercises its option to convert the interest rate borne by the Notes from the Weekly Interest Rate to the Fixed Interest Rate pursuant to the terms and provisions of this Indenture, Borrower may cause to be delivered to Trustee an Alternate Credit Facility, effective as of the Fixed Interest Rate Date, in lieu of keeping the Letter of Credit in place as required by Section 5.04 hereof.
     Such Alternate Credit Facility must meet the following conditions:
     (a) the terms of the Alternate Credit Facility must provide an unconditional obligation of the issuer of the Alternate Credit Facility to pay all amounts with respect to the principal of, premium, if any, and interest on the Notes when the same shall become due; and
     (b) the term of the Alternate Credit Facility must extend to the final maturity of the Notes.
     On or prior to the date of the delivery of an Alternate Credit Facility to Trustee, Borrower shall cause to be furnished to Trustee (i) such opinions regarding the validity of the Alternate Credit Facility as any rating agency then rating the Notes may reasonably require, and (ii) written evidence from Moody’s, if the Notes are then rated by Moody’s, and S&P, if the Notes are then rated by S&P, to the effect that such rating agency has reviewed the proposed Alternate Credit Facility and that the substitution of the proposed Alternate Credit Facility for the Letter of Credit will not, by itself, result in a reduction of its long term rating of the Notes below “A” if the Notes are rated by S&P or below “A2” if the Notes are rated by Moody’s.
ARTICLE VI
PARTICULAR REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 6.01. Punctual Payment. Borrower shall punctually pay or cause to be paid the principal, premium, if any, and interest to become due in respect of all the Notes, in strict conformity with the terms of the Notes and of this Indenture, according to the true intent and meaning thereof.
     Section 6.02. Extension of Payment of Notes. Borrower shall not directly or indirectly extend or assent to the extension of the maturity of any of the Notes or the time of payment of any claims for interest by the purchase or funding of such Notes or claims for interest or by any other arrangement and in case the maturity of any of the Notes or the time of payment of any such claims for interest shall be extended, such Notes or claims for interest shall not be entitled, in case of any default hereunder, to the benefits of this Indenture, except subject to the prior payment in full of the principal of all of the Notes then outstanding and of all claims for interest thereon which shall not have been so extended. Nothing in this Section shall be deemed to limit the right of Borrower to issue notes for the purpose of refunding any Outstanding Notes, and such issuance shall not be deemed to constitute an extension of maturity of Notes.

     Section 6.03. Encumbrances. Borrower shall not create, or permit the creation of, any pledge, lien, charge or other encumbrance upon the Account Funds while any of the Notes are Outstanding, except the pledge created by this Indenture and the Reimbursement Agreement. Subject to this limitation, Borrower expressly reserves the right to enter into one or more other indentures for any of its company purposes, and reserves the right to issue other obligations for such purposes.
     Section 6.04. Accounting Records and Reports. Trustee shall keep or cause to be kept proper books of record and account in which complete and correct entries shall be made of all transactions relating to the receipt, investment, disbursement, allocation and application of the Note Payments, the proceeds of the Notes received by Trustee and all funds and accounts held hereunder. Such records shall specify the account or fund to which each investment (or portion thereof) held by Trustee is to be allocated and shall set forth, in the case of each Qualified Investment, (a) its purchase price, (b) identifying information, including par amount, coupon rate, and payment dates, (c) the amount received at maturity or its sale price, as the case may be, (d) the amounts and dates of any payments made with respect thereto, and (e) the dates of acquisition and disposition or maturity.
     Such records shall be open to inspection by any Registered Owner, Borrower and Credit Issuer at any reasonable time during regular business hours on reasonable notice.
     Section 6.05. Other Covenants. Trustee shall promptly collect all amounts due from Borrower hereunder, shall perform all duties imposed upon it hereunder and shall diligently enforce, and take all steps, actions and proceedings reasonably necessary for the enforcement of all of the obligations of Borrower.
     Section 6.06. Further Assurances. Borrower shall make, execute and deliver any and all such further indentures, instruments and assurances as may be reasonably necessary or proper to carry out the intention or to facilitate the performance of this Indenture and for the better assuring and confirming unto the Registered Owners of the Notes of the rights and benefits provided in this Indenture.
ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES OF REGISTERED OWNERS
     Section 7.01. Events of Default; Acceleration; Waiver of Default. Each of the following events shall constitute an “Event of Default” hereunder:
     (a) default in the due and punctual payment of the principal of, or premium (if any) on, any Note when and as the same shall become due and payable, whether at maturity as therein expressed, by proceedings for redemption, by declaration or otherwise;
     (b) default in the due and punctual payment of any installment of interest on any Note, when and as such interest installment shall become due and payable and the continuation of such failure for a period of five days after the due date for such payment;

     (c) failure to pay the purchase price of any Note tendered in accordance with the provisions of Sections 4.06 and 4.07 hereof and the continuation of such failure for a period of five days after such purchase price has become due and payable;
     (d) failure by Borrower to fully and timely observe and perform its obligations under Section 5.04 hereof;
     (e) failure by Borrower to perform or observe any of the other covenants, agreements or conditions on its part in this Indenture or in the Notes contained, and the continuation of such failure for a period of 30 days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given (i) to Credit Issuer and Borrower by Trustee, (ii) to Credit Issuer, Borrower and Trustee by the Registered Owners of not less than 25% in aggregate principal amount of the Notes at the time Outstanding or (iii) to Borrower and Trustee by Credit Issuer; provided, however, that if the failure stated in such notice cannot be corrected within such 30-day period, an extension of such time will not be unreasonably withheld if corrective action is instituted by Borrower within the applicable period and diligently pursued until the default is corrected; or
     (f) the occurrence and continuance of an Event of Default under the Reimbursement Agreement.
     During the continuance of an Event of Default, unless the principal of all the Notes shall have already become due and payable, Trustee shall, at the direction of Credit Issuer, or upon the occurrence of an Event of Default described in (a), (b), (c) or (d) above, Trustee shall by notice in writing to Tender Agent, Remarketing Agent, Borrower, Credit Issuer and the Registered Owners, declare the principal of all the Notes then Outstanding, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. Upon any such declaration Trustee shall immediately draw upon any then existing Letter of Credit in accordance with the terms thereof and apply the amount so drawn to pay the principal of and interest on the Notes (other than Borrower Notes) so declared to be due and payable. Interest on the Notes shall cease to accrue upon the declaration of acceleration. Trustee shall notify the Registered Owners of the date of acceleration and the cessation of accrual of interest on the Notes in the same manner as for a notice of redemption.
     The preceding paragraph, however, is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, and before the Letter of Credit has been drawn upon in accordance with its terms and honored, there shall have been deposited with Trustee a sum sufficient to pay all the principal of the Notes matured prior to such declaration and all matured installments of interest (if any) upon all the Notes, with interest on such overdue installments of principal as provided in this Indenture, and the reasonable expenses of Trustee, and any and all other defaults known to Trustee (other than in the payment of principal of and interest on the Notes due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of Trustee or provision deemed by Trustee to be adequate shall have been made therefor, then, and in every such case, the Registered Owners of at least a majority in aggregate principal amount of the Notes then Outstanding, by written notice to Borrower and to Trustee, may, on behalf of the Registered Owners of all the Notes, rescind and annul such declaration and its consequences and waive such default; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power as a consequence thereof.
     Section 7.02. Institution of Legal Proceedings by Trustee. Upon the occurrence of an Event of Default, subject to the satisfaction of the conditions of Section 7.11 hereof, Trustee in its discretion may, and upon the written request of Credit Issuer or the Registered Owners of a majority in principal amount of the Notes then Outstanding and upon being indemnified to its satisfaction therefor shall, proceed to protect or enforce its rights or the rights of the Registered Owners of Notes under this Indenture by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained herein or therein, or in aid of the execution of any power herein or therein granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as Trustee shall deem most effectual in support of any of its rights or duties hereunder.
     Section 7.03. Application of Account Funds and Other Funds After Default. If an Event of Default shall occur and be continuing, all Account Funds and any other funds then held or thereafter received by Trustee under any of the provisions of this Indenture (subject to Sections 5.05 and 11.10 hereof) shall be applied by Trustee as follows and in the following order:
     (a) to the payment of any reasonable expenses necessary in the opinion of Trustee to protect the interests of the Registered Owners of the Notes and payment of reasonable fees and expenses of Trustee (including reasonable fees and disbursements of its counsel) incurred in and about the performance of its powers and duties under this Indenture; provided, however, that moneys in the Letter of Credit Account of the Revenue Fund and the Purchase Fund shall not be used for the payment of any such expenses;
     (b) to the payment of the principal of and interest then due on the Notes (upon presentation of the Notes to be paid, and stamping thereon of the payment if only partially paid, or surrender thereof if fully paid) subject to the provisions of this Indenture (including Section 6.02 hereof), as follows:
     (i) Unless the principal of all of the Notes shall have become or have been declared due and payable,
     FIRST, to the payment to the persons entitled thereto of all installments of interest then due in the order of the maturity of such installments, and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to the amounts due thereon, to the persons entitled thereto, without any discrimination or preference; and

     SECOND, to the payment to the persons entitled thereto of the unpaid principal of any Notes which shall have become due, whether at maturity or by call for redemption, with interest on the overdue principal at the rate borne by the respective Notes, and, if the amount available shall not be sufficient to pay in full all the Notes, together with such interest, then to the payment thereof ratably, according to the amounts of principal due on such date to the persons entitled thereto, without any discrimination or preference.
     (ii) If the principal of all of the Notes shall have become or have been declared due and payable, to the payment of the principal and interest then due and unpaid upon the Notes, with interest on the overdue principal at the rate borne by the Notes, and, if the amount available shall not be sufficient to pay in full the whole amount so due and unpaid, then to the payment thereof ratably, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Note over any other Note, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or preference; provided, however, that neither moneys derived from drawings under the Letter of Credit, Available Moneys, moneys being aged to become Available Moneys, nor the proceeds from remarketing of the Notes shall be used to pay any of the items listed in clause (a) of this Section; and provided, further, that moneys held in the Purchase Fund shall only be used to pay the purchase price of the Notes.
     (c) To the payment of Credit Issuer of any amounts due and owing under the Reimbursement Agreement and the payment of the remainder, if any, to Borrower.
     Section 7.04. Trustee to Represent Registered Owners. Trustee is hereby irrevocably appointed (and the successive respective Registered Owners of the Notes, by taking and holding the same, shall be conclusively deemed to have so appointed Trustee) as trustee and true and lawful attorney-in-fact of the Registered Owners of the Notes for the purpose of exercising and prosecuting on their behalf such rights and remedies as may be available to such Registered Owners under the provisions of the Notes, this Indenture and applicable provisions of any other law. Upon the occurrence and continuance of an Event of Default or other occasion giving rise to a right in Trustee to represent the Registered Owners, Trustee in its discretion may, and upon the written request of the Registered Owners of not less than 25% in aggregate principal amount of the Notes then Outstanding, and upon being indemnified to its satisfaction therefor (except any actions required to be taken by Section 7.03 hereof, in which event no indemnification shall be required), shall, proceed to protect or enforce its rights or the rights of such Registered Owners by such appropriate action, suit, mandamus or other proceedings as it shall deem most effectual to protect and enforce any such right, at law or in equity, either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable right or remedy vested in Trustee or in such Registered Owners under this Indenture or any other law; and upon instituting such proceeding, Trustee shall be entitled, as a matter of right, to the appointment of a receiver of the Account Funds and other assets pledged under this Indenture, pending such proceedings. All rights of action under this Indenture or the Notes or otherwise may be prosecuted and enforced by Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such suit, action or proceeding instituted by Trustee shall be brought in the name of Trustee for the benefit and protection of all the Registered Owners of such Notes, subject to the provisions of this Indenture (including Section 6.02 hereof).
     Section 7.05. Registered Owners’ Direction of Proceedings. Anything in this Indenture to the contrary notwithstanding, the Registered Owners of a majority in aggregate principal amount of the Notes then Outstanding shall have the right, by an instrument or concurrent instruments in writing executed and delivered to Trustee, to direct the method of conducting all remedial proceedings taken by Trustee hereunder, provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that Trustee shall have the right to decline to follow any such direction which in the opinion of Trustee would be unjustly prejudicial to Registered Owners not parties to such direction or for which it has not been provided adequate indemnity to its satisfaction.
     Section 7.06. Limitation on Registered Owners’ Right to Sue. No Registered Owner of any Note shall have the right to institute any suit, action or proceeding at law or in equity, for the protection or enforcement of any right or remedy under this Indenture or any other applicable law with respect to such Note, unless (a) such Registered Owner shall have given to Trustee written notice of the occurrence of an Event of Default; (b) the Registered Owners of not less than 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon Trustee to exercise the powers hereinbefore granted or to institute such suit, action or proceeding in its own name; (c) such Registered Owner or said Registered Owners shall have tendered to Trustee indemnity reasonable to it against the costs, expenses and liabilities to be incurred in compliance with such request; and (d) Trustee shall have refused or omitted to comply with such request for a period of 60 days after such written request shall have been received by, and said tender of indemnity shall have been made to, Trustee.
     Such notification, request, tender of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any Registered Owner of Notes of any remedy hereunder or under law; it being understood and intended that no one or more Registered Owners of Notes shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Indenture or the rights of any other Registered Owners of Notes, or to enforce any right under this Indenture or other applicable law with respect to the Notes, except in the manner herein provided, and that all proceedings at law or in equity to enforce any such right shall be instituted, had and maintained in the manner herein provided and for the benefit and protection of all Registered Owners of the Outstanding Notes, subject to the provisions of this Indenture (including Section 6.02 hereof).
     Section 7.07. Absolute Obligation of Borrower. Nothing in Section 7.06 hereof or in any other provision of this Indenture, or in the Notes, contained shall affect or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on the Notes to the respective Registered Owners of the Notes at their respective dates of maturity, or upon acceleration or call for redemption, as herein provided, or affect or impair the right of such Registered Owners, which is also absolute and unconditional, to enforce such payment by virtue of the contract embodied in the Notes.

     Section 7.08. Termination of Proceedings. In case any proceedings taken by Trustee or any one or more Registered Owners on account of any Event of Default shall have been discontinued or abandoned for any reason or shall have been determined adversely to Trustee or the Registered Owners, then in every such case Borrower, Credit Issuer, Trustee and the Registered Owners, subject to any determination in such proceedings, shall be restored to their former positions and rights hereunder, severally and respectively, and all rights, remedies, powers and duties of Borrower, Credit Issuer, Trustee and the Registered Owners shall continue as though no such proceedings had been taken. Trustee shall deliver copies of all proceedings taken by Trustee under this Indenture to Tender Agent.
     Section 7.09. Remedies Not Exclusive. No remedy herein conferred upon or reserved to Trustee, Credit Issuer or to the Registered Owners of the Notes is intended to be exclusive of any other remedy or remedies, and each and every such remedy, to the extent permitted by law, shall be cumulative and in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.
     Section 7.10. No Waiver of Default. In the event any agreement or covenant contained in this Indenture should be breached by Borrower and thereafter waived by Trustee or the Registered Owners of the Notes, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No delay or omission of Trustee or of any Registered Owner of the Notes to exercise any right or power arising upon the occurrence of any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Indenture to Trustee or to the Registered Owners of the Notes may be exercised from time to time and as often as may be deemed expedient.
     Section 7.11. Consent to Defaults. Notwithstanding any other provisions of this Indenture, so long as the Letter of Credit is in full force and effect and Credit Issuer has not wrongfully dishonored and is not continuing wrongfully to dishonor drawings under the Letter of Credit and all payments of principal or purchase price of and interest on the Notes have been timely made, no Event of Default shall be declared (except in a case resulting from the failure of Borrower to pay fees or indemnification amounts to Trustee), nor any remedies exercised with respect to any such Events of Default by Trustee or by the Registered Owners and no Event of Default shall be waived by Trustee or the Registered Owners to the extent they may otherwise be permitted hereunder, except at the prior written direction of Credit Issuer. Unless an Alternate Credit Facility has been provided, no Event of Default can be waived, in any circumstance, unless the Letter of Credit has been fully reinstated and is in full force and effect as evidenced in writing by Credit Issuer to Trustee.

ARTICLE VIII
TRUSTEE, THE REMARKETING
AGENT AND TENDER AGENT
     Section 8.01. Duties, Immunities and Liabilities of Trustee.
     (a) Trustee shall, prior to an Event of Default, and after the curing of all Events of Default which may have occurred, perform such duties and only such duties as are specifically set forth in this Indenture. Trustee shall, during the existence of any Event of Default (which has not been cured), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.
     (b) Trustee may at any time and for any reason be removed by an instrument or concurrent instruments in writing appointing a successor Trustee filed with Trustee so removed and Borrower and executed by the Registered Owners of a majority in aggregate principal amount of the Notes Outstanding. Trustee may also be removed at any time for acting or proceeding in violation of, or for failing to act or proceed in accordance with, any provisions of this Indenture with respect to the duties and obligations of Trustee, by Borrower (so long as no Event of Default has occurred and is continuing) or by any court of competent jurisdiction upon the application of Credit Issuer or by the Registered Owners of a majority in aggregate principal amount of the Notes Outstanding. Notwithstanding the foregoing, Trustee may not be removed until a successor Trustee acceptable to Credit Issuer has been appointed and has assumed the duties and responsibilities of successor Trustee under this Indenture.
     (c) Trustee may at any time resign by giving written notice of such resignation to Borrower and Credit Issuer and by giving the Registered Owners notice of such resignation by mail at the addresses shown on the registration books maintained by Note Registrar. Upon receiving such notice of resignation, Borrower shall promptly appoint, with the consent of Credit Issuer, a successor Trustee by an instrument in writing. Trustee shall not be relieved of its duties until such successor Trustee has accepted its appointment.
     (d) Any removal or resignation of Trustee and appointment of a successor Trustee acceptable to Credit Issuer shall become effective only upon acceptance of appointment by the successor Trustee. If no successor Trustee shall have been appointed and have accepted appointment within 45 days of giving notice of removal or notice of resignation as aforesaid, the resigning Trustee or any Registered Owner (on behalf of himself and all other Registered Owners) may petition at the expense of Borrower any court of competent jurisdiction for the appointment of a successor Trustee, and such court may thereupon, after such notice (if any) as it may deem proper, appoint such successor Trustee. Any successor Trustee appointed under this Indenture, shall signify its acceptance of such appointment by executing and delivering to Borrower, Credit Issuer and to its predecessor Trustee a written acceptance thereof and a written instrument by the successor Trustee indemnifying the predecessor Trustee for all costs or claims arising after the acceptance of appointment hereunder relating to such successor Trustee’s performance of its duties under this Indenture, and thereupon and after the payment by Borrower of all unpaid fees and expenses (including legal fees and expenses) of the predecessor Trustee such successor Trustee, without any further act, deed or conveyance, shall become vested with all the moneys, estates, properties, rights, powers, trusts, duties and obligations of such predecessor Trustee, with like effect as if originally named Trustee herein; but, nevertheless at the Request of Borrower or the request of the successor Trustee, such predecessor Trustee shall execute and deliver any and all instruments of conveyance or further assurance and do such other things as may reasonably be required for more fully and certainly vesting in and confirming to such successor Trustee all the right, title and interest of such predecessor Trustee in and to any property held by it under this Indenture and shall pay over, transfer, assign and deliver to the successor Trustee any money or other property subject to the trusts and conditions herein set forth. Upon request of the successor Trustee, Borrower shall execute and deliver any and all instruments as may be reasonably required for more fully and certainly vesting in and confirming to such successor Trustee all such moneys, estates, properties, rights, powers, trusts, duties and obligations. Upon acceptance of appointment by a successor Trustee as provided in this subsection, Borrower shall mail a notice of the succession of such Trustee to the trusts hereunder to each rating agency which is then rating the Notes, to the Registered Owners at the addresses shown on the registration books maintained by Note Registrar and to Credit Issuer. If Borrower fails to mail such notice within 15 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of Borrower.
     (e) Any Trustee appointed under the provisions of this Section in succession to Trustee shall be a trust company or bank having the powers of a trust company, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal or state authority. If such bank or trust company publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this subsection the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time Trustee shall cease to be eligible in accordance with the provisions of this subsection, Trustee shall resign immediately in the manner and with the effect specified in this Section.
     Section 8.02. Merger or Consolidation. Any company into which Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company shall be eligible under Section 8.01(e) hereof, shall be the successor to such Trustee without the execution or filing of any paper or any further act, anything herein to the contrary notwithstanding.

     Section 8.03. Liability of Trustee.
     (a) The recitals of facts herein and in the Notes contained shall be taken as statements of Borrower, and Trustee shall assume no responsibility for the correctness of the same, or make any representations as to the validity or sufficiency of this Indenture or of the Notes. In addition, Trustee shall assume no responsibility with respect to this Indenture or Notes other than in connection with the duties or obligations assigned to or imposed upon Trustee herein or in the Notes. Trustee shall, however, be responsible for its representations contained in its certificate of authentication on the Notes. Trustee shall not be liable in connection with the performance of its duties hereunder, except for its own gross negligence or willful misconduct. Trustee may become the Registered Owner of Notes with the same rights it would have if it were not Trustee and, to the extent permitted by law, may act as depositary for and permit any of its officers or directors to act as a member of, or in any other capacity with respect to, any committee formed to protect the rights of Registered Owners, whether or not such committee shall represent the Registered Owners of a majority in principal amount of the Notes then Outstanding.
     Trustee may execute any of the trusts or powers set forth herein and perform the duties required of it hereunder by or through attorneys, agents, or receivers, and shall be entitled to the advice of counsel of its selection concerning all matters of trusts and its duties herein.
     (b) Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, unless it shall be proved that the actions taken or omitted by Trustee constitute willful misconduct or that Trustee was grossly negligent in ascertaining the pertinent facts.
     (c) Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Registered Owners of not less than a majority in aggregate principal amount of the Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to Trustee or exercising any trust or power conferred upon Trustee under this Indenture.
     (d) Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Registered Owners pursuant to the provisions of this Indenture unless such Registered Owners shall have offered to Trustee satisfactory security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that Trustee shall not be entitled to any security or indemnity with respect to its obligation to draw under the Letter of Credit to pay the principal or purchase price of or interest on the Notes.
     (e) Trustee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture except for its own gross negligence or willful misconduct.

     (f) Trustee shall not be deemed to have knowledge of any default or Event of Default hereunder unless and until it shall have actual knowledge thereof, or shall have received written notice thereof at its designated corporate trust office. Except as otherwise expressly provided herein, Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with the Notes or as to the existence of a default or Event of Default thereunder. Trustee shall not be responsible for the validity or effectiveness of any collateral given to or held by it.
     (g) No provision of this Indenture shall require Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights or powers. Trustee shall, however, in any case make drawings under the Letter of Credit, pay principal or purchase price of or interest on the Notes as it becomes due and accelerate the Notes as required by this Indenture, notwithstanding anything to the contrary herein.
     (h) The rights, privileges, protections, immunities and benefits given to Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (i) Trustee may request that Borrower deliver an officer’s certificate of Borrower executed on its behalf by an Authorized Representative of Borrower setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which officer’s certificate may be signed by any person authorized to sign an officer’s certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     Section 8.04. Right of Trustee to Rely on Documents. Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. Trustee may consult with counsel of its selection, who may be counsel of or to Borrower, with regard to legal questions, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance therewith.
     Trustee shall not be bound to recognize any person as the Registered Owner of a Note unless and until such Note is submitted for inspection, if required, and its title thereto is satisfactorily established if disputed.
     Whenever in the administration of the trusts imposed upon it by this Indenture Trustee shall deem it necessary or desirable that a factual matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a Certificate of Borrower, and such Certificate shall be full warrant to Trustee for any action taken or suffered in good faith under the provisions of this Indenture in reliance upon such Certificate, but in its discretion Trustee may, in lieu thereof, accept other evidence of such matter or may require such additional evidence as it may deem reasonable.
     Section 8.05. Preservation and Inspection of Documents. All documents received by Trustee under the provisions of this Indenture shall be retained in its possession and shall be subject at all reasonable times to the inspection of Borrower, Credit Issuer and any Registered Owner and their agents and representatives duly authorized in writing, at reasonable hours and under reasonable conditions.
     Section 8.06. Compensation and Indemnification.
     (a) Borrower shall pay to Trustee and Tender Agent from time to time such compensation as shall be agreed in writing between Borrower and Trustee for all services rendered under this Indenture, and also all reasonable expenses, charges, legal and consulting fees and other disbursements and those of its attorneys, agents and employees, incurred in and about the performance of its powers and duties under this Indenture, and Trustee and Tender Agent each shall have a lien therefor on any and all funds (except moneys on deposit in the Purchase Fund and the Letter of Credit Account, Available Moneys, moneys being aged to become Available Moneys and funds held for the payment of Notes or the interest thereon which is past due or for which notice of redemption has been mailed) at any time held by it under this Indenture which lien shall be prior and superior to the lien of the Registered Owners of the Notes.
     (b) Borrower releases Trustee from, and covenants and agrees that Trustee shall not be liable for, and covenants and agrees to indemnify and hold harmless Trustee and its officers, employees and agents from and against any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from, or in any way connected with (a) the Property, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of, the Property or any part thereof; (b) the issuance of any Notes or any certifications or representations made in connection therewith by Borrower and the carrying out of any of the transactions contemplated by the Notes or this Indenture; (c) Trustee’s acceptance or administration of the trusts under this Indenture, or the exercise or performance of any of its powers or duties under this Indenture; or (d) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in the official statement utilized by any underwriter in connection with the sale or offering of any Notes; provided that in each case such release and indemnity shall not be required for damages that result from the willful misconduct or gross negligence on the part of the party seeking such indemnity. The indemnity required by this Section shall be only to the extent that any loss sustained by Trustee exceeds the net proceeds Trustee receives from any insurance carried by Borrower with respect to the loss sustained. Borrower further covenants and agrees to pay or to reimburse Trustee and Tender Agent and their officers, employees and agents for any and all costs, reasonable attorneys fees and expenses, liabilities or expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the willful misconduct or gross negligence of the party claiming such payment or reimbursement. The provisions of this Section shall survive the payment and retirement of the Notes and the termination of this Indenture.
     Section 8.07. Notice to Rating Agency. Borrower and Trustee shall give written notice to each rating agency then rating the Notes of each of the following: (a) a successor Trustee or Tender Agent is appointed hereunder; (b) this Indenture, the Remarketing Agreement or the Letter of Credit is amended or supplemented in any manner; (c) the Notes are converted to a Fixed Interest Rate pursuant to Section 2.04 hereof or defeased pursuant to Section 10.01 hereof or accelerated pursuant to Section 7.01 hereof or redeemed in whole pursuant to Section 4.01 hereof; or (d) the expiration, substitution, termination or extension of the Letter of Credit. Trustee makes this covenant as a matter of courtesy and accommodation only and shall not be liable to any Person for any failure to comply therewith.
     Section 8.08. Qualifications of Remarketing Agent. Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc. or be a banking corporation or trust company, having a capitalization of at least $10,000,000 and shall be authorized by law to perform all the duties imposed upon it by this Indenture. Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 30 days’ notice to Borrower, Credit Issuer, Tender Agent, Trustee, S&P and Moody’s, to the extent each rating agency is then rating the Notes. With the prior written consent of Credit Issuer, Borrower may remove Remarketing Agent at any time by an instrument signed by Borrower and filed with Remarketing Agent, Credit Issuer, Tender Agent and Trustee. Borrower, with the written consent and approval of Credit Issuer, shall appoint a successor Remarketing Agent.
     Remarketing Agent shall designate to Trustee its principal office and signify its acceptance of the duties and obligations imposed on it hereunder by a written instrument of acceptance delivered to Borrower and Trustee and Tender Agent under which Remarketing Agent will agree to perform the obligations of Remarketing Agent set forth in Section 8.09 hereof.
     The initial Remarketing Agent is Dougherty & Company LLC.
     Section 8.09. Remarketing of Notes.
     (a) Tender Agent shall immediately provide Remarketing Agent, Credit Issuer and Trustee with telephonic notice, promptly confirmed by written notice by 11:00 a.m., New York time, on the next succeeding Business Day of the receipt by Tender Agent of a tender notice from any Registered Owner pursuant to Section 4.06 hereof or the receipt by Tender Agent of a notice from Borrower of its election to substitute an Alternate Letter of Credit for the then existing Letter of Credit and providing Remarketing Agent, Credit Issuer and Trustee with the information contained in such notices. Upon receipt of such telephonic notice, Remarketing Agent shall use its best efforts to remarket the Notes described in such notice, any such remarketing to be made at a price equal to the principal amount thereof plus accrued interest.

     (b) Remarketing Agent shall (i) by 3:00 p.m., New York time, on the Business Day prior to the Purchase Date, give facsimile or telephonic notice, promptly confirmed by a written notice, to Trustee, Tender Agent, Borrower and Credit Issuer (A) directing Tender Agent to, subject to Section 2.12 hereof, make available for pick up by 10:00 a.m., New York time, on the Purchase Date, at the designated corporate trust office of Tender Agent any Notes for which Remarketing Agent has arranged sales pursuant to this Section and (B) stating the principal amount of Notes sold pursuant to subsection (a) of this Section, and (ii) deliver or cause to be delivered to Tender Agent at or prior to 10:00 a.m., New York time, on the Purchase Date the principal of and interest accrued to such Purchase Date on the Note or Notes to be so purchased that have been remarketed by Remarketing Agent, in immediately available funds. Upon receipt of amounts for the purchase of Notes from Remarketing Agent, Tender Agent shall immediately give telephonic notice to Trustee, Borrower and Credit Issuer, promptly confirmed in writing, of (A) the proceeds received from Remarketing Agent to be applied to the purchase of the Notes tendered for purchase, and (B) the amount that must be drawn under the Letter of Credit for Notes that have been tendered as to which Tender Agent has not received the principal of and interest accrued thereon to the Purchase Date from Remarketing Agent. None of the moneys so provided to Tender Agent for purchase of Notes may be derived directly or indirectly from Borrower or any Related Party and therefore the Notes may not be remarketed to any such entity or person. The notice by Remarketing Agent shall specify the names, addresses and taxpayer identification numbers of the purchasers of, and the principal amount and denominations of, any such Notes for which it has found purchasers as of such date and the principal amount of any such Notes for which it has not found purchasers as of such date. Subject to Section 2.12 hereof, Tender Agent shall make available for pick up new Notes properly executed, registered in the name(s) and issued in Authorized Denominations as may be specified in the notice by Remarketing Agent to Tender Agent by 10:00 a.m., New York time, on the Purchase Date. Remarketing Agent and Tender Agent shall hold all moneys available for the purchase of Notes in trust solely for the benefit of the purchaser of the Notes until Notes purchased with such moneys shall have been delivered to or for the account of such purchaser, and such moneys shall not be commingled with any other moneys. Under no circumstances shall Tender Agent be obligated to expend any of its own funds in connection with this Indenture.
     (c) On the date Notes are to be purchased pursuant to Section 8.10 hereof, Trustee shall, prior to 12:00 noon, New York time, draw on the Letter of Credit in accordance with the provisions thereof to the extent of the purchase price of the Notes for which Tender Agent has not received proceeds from the remarketing of such Notes as evidenced by the notice from Tender Agent to Trustee and shall immediately transfer or direct the proceeds of such draw to Tender Agent to pay the purchase price of such Notes on the Purchase Date. Borrower Notes shall be registered in the name of Borrower and held by Tender Agent in trust until the Notes are remarketed.

     Section 8.10. Creation of Purchase Fund; Purchase of Notes Delivered to Tender Agent.
     (a) There is hereby created and established with Tender Agent in a trust capacity a separate fund to be designated as the “Purchase Fund” and there shall be created within the Purchase Fund (i) a separate account called the “Remarketing Account”, which shall be an Eligible Account, into which all moneys representing the proceeds of remarketing pursuant to Section 8.09 hereof (which moneys shall be in a form immediately available on the Purchase Date) shall be deposited and (ii) a separate account called the “Liquidity Account”, which shall be an Eligible Account, into which the proceeds of drawings by Trustee under the Letter of Credit shall be deposited. None of Borrower, any Related Party nor Trustee shall have any legal, equitable or beneficial right, title or interest in the moneys held by Remarketing Agent or by Tender Agent in the Purchase Fund or the Remarketing Account or Liquidity Account therein. The Purchase Fund and each such Account shall be established and maintained by Tender Agent and held in trust apart from all other moneys and securities held under this Indenture or otherwise, and Tender Agent shall have the exclusive and sole right of withdrawal for the exclusive benefit of the Persons tendering or purchasing Notes with respect to which amounts were deposited into the Purchase Fund and the Accounts created therein.
     On each day on which Notes have been tendered for purchase or are deemed to have been tendered for purchase pursuant to this Indenture after paying or making provision for the payment of the purchase price of such Notes as provided in this Indenture, Tender Agent shall promptly remit to Credit Issuer any moneys, but not exceeding the amount drawn on the Letter of Credit for such purchase, on deposit in the Liquidity Account not used to purchase Notes.
     (b) Funds for the purchase of Notes at the principal amount thereof plus any unpaid interest accrued to the Purchase Date shall be paid out of the Purchase Fund in the order of priority indicated:
     (i) from the Remarketing Account, proceeds from the remarketing of Notes pursuant to Section 8.09 hereof; and
     (ii) from the Liquidity Account, moneys representing proceeds of a drawing by Trustee under the Letter of Credit.
     (c) In the event that Notes are not purchased pursuant to this Section, Trustee shall pay the principal amount of Notes tendered pursuant to Section 4.06 hereof or Notes subject to mandatory tender pursuant to Section 4.07 hereof with moneys on deposit in the Revenue Fund pursuant to Section 5.02 hereof and cancel such Notes.
     (d) Tender Agent shall:
     (i) hold all Notes delivered to it pursuant to Sections 4.06, 4.07 or 8.11 hereof in trust solely for the benefit of the respective Registered Owners which shall have so delivered such Notes until moneys representing the purchase price for such Notes shall have been delivered to or for the account of or to the order of such Registered Owners;
     (ii) hold all moneys delivered to it under this Section for the purchase of Notes in trust solely for the benefit of the Person which shall have so delivered such moneys until the Notes purchased with such moneys shall have been delivered to or for the account of such Person;
     (iii) only make such payments called for under this Indenture from immediately available funds transferred to Tender Agent for payment pursuant to this Indenture which funds are on deposit in an appropriate account maintained by Tender Agent;
     (iv) under no circumstances be obligated to expend any of its own funds in connection with this Indenture;
     (v) in acting with regard to the purchase of Notes under this Indenture be acting as a conduit and shall not be purchasing Notes for its own account, and in the absence of written notice from Borrower or Trustee, shall be entitled to assume that any Note tendered to it, or deemed tendered to it for purchase, is entitled under this Indenture to be so purchased; and
     (vi) notify Remarketing Agent by telephone, telegram or other form of electronic communication of the contents of, and promptly deliver to Borrower, Trustee, Remarketing Agent and Credit Issuer a copy of, each notice delivered to it in accordance with Section 4.06 hereof and, immediately upon the delivery to it of Notes in accordance with Section 4.06 hereof, give facsimile or telephonic notice to Borrower, Trustee and Credit Issuer specifying the principal amount of the Notes so delivered.
     Section 8.11. Delivery of Notes.
     (a) Notes purchased by Tender Agent with the moneys described in subsection (b)(i) of Section 8.10 hereof shall be made available by Tender Agent to the new purchasers.
     (b) (i) Notes purchased with the moneys described in subsection (c) of Section 8.10 hereof shall be cancelled.
     (ii) Notes purchased by Tender Agent with moneys described in subsection (b)(ii) of Section 8.10 hereof shall be held by Tender Agent in trust for the benefit of Credit Issuer as Borrower Notes in the name of Borrower on the registration books of DTC with respect to book-entry Notes.
     (c) Notes which have been delivered to Tender Agent and which thereafter have been sold shall be delivered to such new owners as Remarketing Agent or Credit Issuer may designate to Tender Agent, but only upon (i) written confirmation to Trustee by Credit Issuer that the stated amount of the Letter of Credit has been reinstated with respect to the principal of the Notes being so re-registered and delivered, together with the portion of the Letter of Credit used to pay accrued interest for the purchase of such Notes, (ii) written confirmation to Tender Agent by Trustee that the stated amount of the Letter of Credit has been reinstated with respect to the principal of the Notes being so re-registered and delivered together with the portion of the Letter of Credit used to pay accrued interest for the purchase of such Notes and (iii) written notice to Tender Agent by Trustee to release the Borrower Notes to such new owners.
     Borrower shall cooperate with Trustee and Tender Agent to cause the necessary arrangements to be made and to be thereafter continued whereby funds from the sources specified herein will be made available for the purchase of Notes presented at the designated corporate trust office of Tender Agent and whereby Notes executed by Borrower and authenticated by Tender Agent shall be made available to the extent necessary for delivery pursuant to this Section.
     Section 8.12. Delivery of Proceeds of Remarketing. The proceeds of the remarketing by Remarketing Agent of any Notes delivered to Tender Agent, any Borrower Notes or any Notes delivered to Remarketing Agent by any other Registered Owner, shall be turned over to Credit Issuer or such other Registered Owner, as the case may be.
     Section 8.13. No Purchases or Sales After Default. Anything in this Indenture to the contrary notwithstanding, there shall be no purchases or sales of Notes pursuant to this Article if there shall have occurred and be continuing an Event of Default described in clauses (a) through (c) of Section 7.01 hereof.
     Section 8.14. Qualifications of Tender Agent. Tender Agent shall be a bank or trust company or another institution having the powers of a trust company, authorized to perform all duties imposed upon it by this Indenture and the Remarketing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such bank or trust company or other institution publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this subsection the combined capital and surplus of such bank or trust company or other institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Tender Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days’ notice to Borrower, Remarketing Agent and Trustee. With the written consent of Credit Issuer, Tender Agent may be removed at any time by Borrower, by filing an instrument, signed by Borrower, filed with Tender Agent, Remarketing Agent and Trustee.
     The initial Tender Agent appointed under this Indenture is Manufacturers and Traders Trust Company. Borrower, with the written consent and approval of Credit Issuer, shall appoint a successor Tender Agent and such successor Tender Agent shall evidence its acceptance of such appointment by executing and delivering to Credit Issuer and Borrower a written acceptance thereof. In the event Borrower fails to appoint a successor Tender Agent prior to the effective date of the removal or resignation of the current Tender Agent, the existing Tender Agent shall remain in place until a successor Tender Agent is appointed. If a successor Tender Agent is not appointed within 30 days as provided herein, Trustee shall be appointed as the successor Tender Agent.
     Section 8.15. Paying Agent. Borrower, with the written approval of Credit Issuer, may appoint and at all times have a Paying Agent in such cities as Borrower deems desirable, for the payment of the principal of, and the interest (and premium, if any) on, the Notes. Borrower hereby appoints Trustee as paying agent. Trustee shall not be responsible for the failure of Credit Issuer or any other party to make funds available to Trustee.
     Section 8.16. Several Capacities. Anything in this Indenture to the contrary notwithstanding, the same entity may serve hereunder as Trustee, Tender Agent, Note Registrar and Paying Agent and in any other combination of such capacities, to the extent permitted by law.
ARTICLE IX
MODIFICATION OR AMENDMENT OF THIS INDENTURE
     Section 9.01. Amendments Permitted.
     (a) This Indenture and the rights and obligations of Borrower and of the Registered Owners of the Notes and of Trustee may be modified or amended from time to time and at any time by an indenture or indentures supplemental thereto, which Borrower and Trustee may enter into with the written consent of Credit Issuer and the Registered Owners of a majority in aggregate principal amount of all Notes then Outstanding, which consent Borrower and Credit Issuer shall file with Trustee. No such modification or amendment shall (i) extend the fixed maturity of any Note, reduce the amount of principal thereof, extend the time of payment or change the method of computing the rate of interest thereon or extend the time of payment of interest thereon, without the consent of the Registered Owner of each Note so affected; (ii) reduce the aforesaid percentage of Notes the consent of the Registered Owners of which is required to effect any such modification or amendment; or (iii) permit the creation of any lien on the Account Funds and other assets pledged under this Indenture prior to or on a parity with the lien created by this Indenture or deprive the Registered Owners of the Notes of the lien created by this Indenture on such Account Funds and other assets (except as expressly provided in this Indenture), without the consent of the Registered Owners of all of the Notes then Outstanding, or (iv) adversely affect the interests of Tender Agent without its prior written consent. It shall not be necessary for the consent of the Registered Owners to approve the particular form of any Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof. Promptly after the execution by Borrower and Trustee of any Supplemental Indenture pursuant to this subsection (a), Trustee shall mail a copy of the Supplemental Indenture to Tender Agent and mail a notice to be prepared by Borrower, setting forth in general terms the substance of such Supplemental Indenture, to each rating agency then rating the Notes and the Registered Owners of the Notes at the address shown on the registration books of Note

Registrar. However, any failure to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such Supplemental Indenture.
     (b) This Indenture and the rights and obligations of Borrower, Trustee and the Registered Owners of the Notes may also be modified or amended from time to time and at any time by an indenture or indentures supplemental hereto, which Borrower and Trustee may enter into without the consent of any Registered Owners but with the written consent of Credit Issuer, but only to the extent permitted by law including (without limitation) for any one or more of the following purposes:
     (i) to add to the covenants and agreements of Borrower contained in this Indenture other covenants and agreements thereafter to be observed, to pledge or assign additional security for the Notes or to surrender any right or power herein reserved to or conferred upon Borrower;
     (ii) to make such provisions for the purpose of curing any ambiguity, inconsistency or omission, or of curing or correcting any defective provision, contained in this Indenture, or in regard to matters or questions arising under this Indenture, as Borrower may deem necessary or desirable which do not adversely affect the rights of the Registered Owners hereunder;
     (iii) to modify, amend or supplement this Indenture in such manner as to permit the qualification hereof under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect, and to add such other terms, conditions and provisions as may be permitted by said act or similar federal statute;
     (iv) to make such provisions for the purpose of conforming to the terms and provisions of any Alternate Letter of Credit or Alternate Credit Facility or to obtain a rating on the Notes which do not adversely affect the rights of the Registered Owners hereunder; and
     (v) to modify, amend or supplement this Indenture in any other respect which does not adversely affect the rights of the Registered Owners hereunder. Trustee shall give notice of any such modification or amendment to each rating agency then rating the Notes.
     (c) Trustee may in its discretion, but shall not be obligated to, enter into any such Supplemental Indenture authorized by subsections (a) or (b) of this Section which materially adversely affects Trustee’s own rights, duties or immunities under this Indenture or otherwise. In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture.
     Section 9.02. Effect of Supplemental Indenture. Upon the execution of any Supplemental Indenture pursuant to this Article, this Indenture shall be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of Borrower, Trustee, Credit Issuer and all Registered Owners of Notes Outstanding shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendment, and all the terms and conditions of any such Supplemental Indenture shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 9.03. Endorsement of Notes; Preparation of New Notes. Notes delivered after the execution of any Supplemental Indenture pursuant to this Article may, and if Borrower so determines shall, bear a notation by endorsement or otherwise in form approved by Borrower as to any modification or amendment provided for in such Supplemental Indenture, and, in that case, upon demand of the Registered Owner of any Note Outstanding at the time of such execution and presentation of his Note for the purpose at the office of Note Registrar or at such additional offices as Note Registrar may select and designate for that purpose, a suitable notation shall be made on such Note. If the Supplemental Indenture shall so provide, new Notes so modified as to conform, in the opinion of Borrower, to any modification or amendment contained in such Supplemental Indenture, shall be prepared and executed by Borrower and authenticated by Note Registrar, and upon demand of the Registered Owners of any Notes then Outstanding shall be exchanged at the principal office of Note Registrar, without cost to any Registered Owner, for Notes then Outstanding upon surrender for cancellation of such Notes in equal aggregate principal amounts of the same maturity.
     Section 9.04. Amendment of Particular Notes. The provisions of this Article shall not prevent any Registered Owner from accepting any amendment as to the particular Notes held by such Registered Owner, provided that due notation thereof is made on such Notes.
ARTICLE X
DEFEASANCE
     Section 10.01. Discharge of Indenture. The Notes may be paid by Borrower in any of the following ways, provided that Borrower also pays or causes to be paid any other sums payable hereunder by Borrower:
     (a) by paying or causing to be paid with Available Moneys the principal of, interest and premium, if any, on the Notes, as and when the same become due and payable;
     (b) by depositing with Trustee, in trust, at or before maturity, money or securities in the necessary amount (as provided in Section 10.03 hereof) to pay or redeem with Available Moneys all Notes then Outstanding; or
     (c) by delivering to Trustee, for cancellation by it, the Notes then Outstanding.
     If the Notes are paid by Borrower pursuant to Section 10.01(b) hereof prior to the Fixed Interest Rate Date, Borrower shall provide to Trustee written evidence from Moody’s, if the Notes are then rated by Moody’s, and S&P, if the Notes are then rated by S&P, to the effect that such payment will not result in a withdrawal of its rating on the Notes or a reduction from the rating which then exists as to the Notes. If Borrower shall also pay or cause to be paid all other sums payable hereunder by Borrower, then and in that case, at the election of Borrower (evidenced by a Certificate of Borrower, filed with Trustee, signifying the intention of Borrower to discharge all such indebtedness and this Indenture), and notwithstanding that any Notes shall not have been surrendered for payment, this Indenture and the pledge of the Account Funds and other assets made under this Indenture and all covenants, agreements and other obligations of Borrower under this Indenture shall cease, terminate, become void and be completely discharged and satisfied except only as provided in Sections 8.06(b) and 10.02 hereof. In such event, upon Request of Borrower, Trustee shall cause an accounting for such period or periods as may be requested by Borrower to be prepared and filed with Borrower and shall execute and deliver to Borrower all such instruments as may be necessary or desirable to evidence such discharge and satisfaction, and Trustee shall pay over, transfer, assign or deliver all moneys or securities or other property held by it pursuant to this Indenture which are not required for the payment of obligations to be paid from Additional Payments or for the payment or redemption of Notes not theretofore surrendered for such payment or redemption in the following order (i) first, to Credit Issuer to the extent of any amounts due to Credit Issuer pursuant to the Reimbursement Agreement, and (ii) otherwise, to Borrower, provided that moneys in the Letter of Credit Account, the Liquidity Account and the Remarketing Account shall be returned to Credit Issuer to the extent that Borrower’s obligations under the Reimbursement Agreement have not otherwise been satisfied.
     Section 10.02. Discharge of Liability on Notes. Upon the deposit with Trustee, in trust, at or before maturity, of money or securities in the necessary amount (as provided in Section 10.03 hereof) to pay or redeem all Outstanding Notes (whether upon or prior to the maturity or the redemption date of such Notes), provided that, if any of such Notes are to be redeemed prior to maturity, notice of such redemption shall have been given as provided in Article IV or provision satisfactory to Trustee shall have been made for the giving of such notice, then all liability of Borrower in respect of such Notes shall cease, terminate and be completely discharged, except only that the Registered Owners thereof shall thereafter be entitled to payment of the principal or redemption price, as applicable, of and interest on such Notes by Borrower, and Borrower shall remain liable for such payment, but only out of such money or securities deposited with Trustee as aforesaid for their payment; provided, further, however, that the provisions of Section 10.04 hereof shall apply in all events. In the event any of said Notes are not to be redeemed within the next succeeding 60 days, Borrower shall have given Trustee in form satisfactory to it irrevocable instructions for it to mail, as soon as practicable in the same manner as a notice of redemption is mailed pursuant to Article IV hereof, a notice to the Registered Owners of such Notes that the deposit required above has been made with Trustee and that said Notes are deemed to have been paid in accordance with this Section and stating such maturity or redemption dates upon which moneys are to be available for the payment of the principal or redemption price, as applicable, of said Notes.
     Section 10.03. Deposit of Money or Securities with Trustee. Whenever in this Indenture it is provided or permitted that there be deposited with or held in trust by Trustee money or securities in the necessary amount to pay or redeem any Notes, the money or securities so to be deposited or held may include money or securities held by Trustee in the funds and accounts established pursuant to this Indenture (exclusive of the Note Fund, the Purchase Fund and the Letter of Credit Account) and shall be:
     (a) Available Moneys in an amount equal to the principal amount of such Notes, all unpaid interest thereon to maturity, and the purchase price of such Notes except that, in the case of Notes which are to be redeemed prior to maturity and in respect of which notice of such redemption shall have been given as in Article IV hereof provided or provision satisfactory to Trustee shall have been made for the giving of such notice, the amount to be deposited or held shall be the redemption price of such Notes and all unpaid interest thereon to the redemption date; or
     (b) Government Obligations purchased with Available Moneys which when due will provide money sufficient in the opinion of an Accountant delivered to Trustee and Credit Issuer, at Borrower’s expense, to pay the principal or redemption price, as applicable, of, all unpaid interest to maturity, or to the redemption date, as the case may be, on the Notes to be paid or redeemed, as such principal and interest become due, and the purchase price of such Notes; provided that, in the case of Notes which are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article IV hereof or provision satisfactory to Trustee shall have been made for the giving of such notice; and provided further that Government Obligations purchased pursuant to this paragraph shall not be subject to redemption prior to their maturity other than at the option of the holder thereof unless the moneys to be available from the redemption of such securities on the earliest date on which such securities are subject to redemption, other than at the option of the holder thereof, shall be at least equal to the amount of money expected to be derived in connection with such securities in determining that the provisions of this paragraph have been satisfied;
provided, in each case, that Trustee shall have been irrevocably instructed (by the terms of this Indenture or by Request of Borrower) to apply such money to the payment of such principal or redemption price, as applicable, and interest with respect to such Notes.
     Section 10.04. Payments After Discharge of Indenture. When there are no longer any Notes Outstanding, and all fees, charges and expenses of Trustee, Tender Agent and any Paying Agents have been paid or provided for, and all expenses of Borrower relating to this Indenture have been paid or provided for, and all other amounts payable hereunder have been paid, and this Indenture has been discharged and satisfied, and subject to the escheat laws of the State, Trustee shall pay any moneys remaining in any fund established and held hereunder in the following order (a) first, to Credit Issuer to the extent of any amounts due to Credit Issuer pursuant to the Reimbursement Agreement, and (b) otherwise to Borrower, provided that moneys in the Letter of Credit Account, the Liquidity Account and the Remarketing Account shall be returned to Credit Issuer to the extent that Borrower’s obligations under the Reimbursement Agreement have not otherwise been satisfied.

ARTICLE XI
MISCELLANEOUS
     Section 11.01. Successor Is Deemed Included in All References to Predecessor. Whenever in this Indenture either Borrower or Trustee is named or referred to, such reference shall be deemed to include the successors or assigns thereof, and all the covenants and agreements in this Indenture contained by or on behalf of Borrower or Trustee shall bind and inure to the benefit of the respective successors and assigns thereof whether so expressed or not.
     Section 11.02. Limitation of Rights to Parties and Registered Owners. Nothing in this Indenture or in the Notes expressed or implied is intended or shall be construed to give to any Person other than Trustee, Tender Agent, Credit Issuer, Borrower and the Registered Owners of the Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of Trustee, Credit Issuer, Borrower and the Registered Owners of the Notes. Credit Issuer is expressly made a third party beneficiary to this Indenture.
     Section 11.03. Waiver of Notice. Whenever in this Indenture the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the Person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Section 11.04. Severability of Invalid Provisions. If any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then such provision or provisions shall be deemed severable from the remaining provisions contained in this Indenture and such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, and this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. Borrower hereby declares that it would have entered into this Indenture and each and every other Section, paragraph, sentence, clause or phrase hereof and authorized the issuance of the Notes pursuant thereto irrespective of the fact that any one or more Sections, paragraphs, sentences, clauses or phrases of this Indenture may be held illegal, invalid or unenforceable.
     Section 11.05. Governing Law. This Indenture shall be governed exclusively by and construed in accordance with the applicable laws of the State for contracts executed and delivered, and to be completely performed, in the State without giving effect to conflicts of law provisions.
     Section 11.06. Notices. If a Registered Owner delivers a written request to Trustee setting forth the appropriate telecopier number and other necessary information to enable Trustee to deliver notices by telecopier or other telecommunication device notices shall be delivered to such Registered Owner in the manner requested unless otherwise provided herein and confirmed in writing as soon as practicable. In all other events, notices shall be delivered to each Registered Owner by first-class mail, postage prepaid, at the address set forth for such Registered

Owner on the registration books required to be maintained by Note Registrar pursuant to Section 2.08 hereof.
     All other notices, certificates, requests, demands and communications provided for hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that party at its telecopier number set forth below or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy.

If to Borrower:	LTF Real Estate VRDN I, LLC
2092 Corporate Place
Chanhassen, MN 55317
Attn: Treasurer

With a copy to:	Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402
Attn: Scott Anderegg, Esq.

If to Trustee:	Manufacturers and Traders Trust Company
Mail Code: PA1-HM22
213 Market Street
Harrisburg, PA 17101
Attn: Corporate Trust Administration

If to Tender Agent:	Manufacturers and Traders Trust Company
Mail Code: PA1-HM22
213 Market Street
Harrisburg, PA 17101
Attn: Corporate Trust Administration

If to Credit Issuer:	General Electric Capital Corporation
40 Old Ridgebury Road
Danbury, CT 06810
Attn: Syndications—VRDB

With a copy to:	GE Government Finance, Inc.
8400 Normandale Lake Boulevard, Suite 470
Minneapolis, MN 55437
Attn: Vice President—Risk Management

If to Remarketing Agent:	Dougherty & Company LLC
90 South Seventh Street
Suite 4400
Minneapolis, MN 55402
Attn: David B. Juran

If to Rating Agency:	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
55 Water Street, 42nd Floor
New York, NY 10041
Attn: LOC Surveillance
E-mail: nyloc@standardandpoors.com

If to DTC:	Notices required to be given under this Indenture to DTC by facsimile transmission shall be sent to DTC’s Call Notification Department at (212) 855-7246. Notices to DTC by mail or any other means shall be sent to:

The Depository Trust Company
55 Water Street
New York, NY 10004
     Section 11.07. Evidence of Rights of Registered Owners. Any request, consent or other instrument required or permitted by this Indenture to be signed and executed by Registered Owners may be in any number of concurrent instruments of substantially similar tenor and shall be signed or executed by such Registered Owners in person or by an agent or agents duly appointed in writing. Proof of the execution of any such request, consent or other instrument or of a writing appointing any such agent, or of the holding by any person of Notes transferable by delivery, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of Trustee and of Borrower if made in the manner provided in this Section.
     The fact and date of the execution by any person of any such request, consent or other instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the person signing such request, consent or other instrument acknowledged to such notary public or other officer the execution thereof or by an affidavit of a witness of such execution duly sworn to before such notary public or other officer.
     The ownership of registered Notes shall be proved by the Note registration books held by Note Registrar.
     Any request, consent or other instrument or writing of the Registered Owner of any Note shall bind every future Registered Owner of the same Note and the Registered Owner of every Note issued in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by Trustee or Borrower in accordance therewith or reliance thereon.

     Section 11.08. Disqualified Notes. In determining whether the Registered Owners of the requisite aggregate principal amount of Notes have concurred in any demand, request, direction, consent or waiver under this Indenture, Notes which are owned or held by or for the account of Borrower (including Borrower Notes), or by any other obligor on the Notes, or by any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, Borrower or any other obligor on the Notes, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination. Notes so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of Trustee the pledgee’s right to vote such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, Borrower or any other obligor on the Notes. In case of a dispute as to such right, any decision by Trustee taken upon the advice of counsel shall be full protection to Trustee.
     Section 11.09. Money Held for Particular Notes.
     (a) The money held by Trustee for the payment of the interest, principal, or premium due on any date with respect to particular Notes (or portions of Notes in the case of Notes redeemed in part only) shall, on and after such date and pending such payment, be set aside on its books and held in trust by it for the Registered Owners of the Notes entitled thereto (subject, however, to the provisions of Section 10.04 hereof) for a period of two years but without any liability for interest thereon.
     (b) Upon the expiration of the period specified in subsection (a) above, except as provided in subsection (c) below, funds held by Trustee pursuant to this Indenture shall be paid, subject to any prior payments pursuant to the provisions of Section 10.04 hereof, to Borrower, and funds held by Tender Agent shall be paid to Trustee and thereafter paid, subject to the provisions of Section 10.04 hereof, to Borrower, upon direction of an Authorized Representative of Borrower, and, subject to the escheat laws of the State, thereafter Registered Owners shall be entitled to look only to Borrower for payment, and then only to the extent of the amount so deposited with Borrower, and all liability of Borrower or Trustee with respect to such money shall thereupon cease, and Borrower shall not be liable for any interest thereon and shall not be regarded as a trustee of such money.
     (c) Any moneys held by Trustee or Tender Agent, as the case may be, in the Letter of Credit Account or the Liquidity Account for the payment of the principal, premium, or purchase price of any Notes not so applied to the payment of the Notes within two years after the date on which the same shall have become due shall be transferred to Credit Issuer. Upon the expiration of the period specified in subsection (a) above, any moneys held by Tender Agent representing the proceeds of the remarketing of the Notes but which were not so applied to the payment of Notes shall be transferred to Credit Issuer. All such moneys shall be subject to escheat to the State in accordance with the laws thereof. Registered Owners shall be entitled to look only to Credit Issuer for payment from such moneys, and all liability of Borrower, Trustee or Tender Agent with respect to such money shall thereupon cease, and Trustee, Tender Agent, Credit Issuer or

Borrower shall not be liable for any interest thereon and such parties shall not be regarded as a trustee of such money.
     Section 11.10. Funds and Accounts. Any fund or account required by this Indenture to be established and maintained by Trustee may be established and maintained in the accounting records of Trustee, either as a fund or an account, and may, for the purposes of such records, any audits thereof and any reports or statements with respect thereto, be treated either as a fund or as an account, but all such records with respect to all such funds and accounts shall at all times be maintained in accordance with generally accepted corporate trust industry standards, to the extent practicable, and with due regard for the requirements of Section 6.05 hereof and for the protection of the security of the Notes and the rights of every Registered Owner thereof and Credit Issuer’s interest created herein.
     Section 11.11. Execution in Several Counterparts. This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as Borrower and Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.
     Section 11.12. Actions Due on Saturdays, Sundays and Holidays. Except as otherwise provided in this Indenture, if any date on which a payment, notice or other action required by this Indenture falls on other than a Business Day, then that action or payment need not be taken or made on such date, but may be taken or made on the next succeeding Business Day with the same force and effect as if made on such date.
     Section 11.13. References to Credit Issuer. Notwithstanding any provisions contained herein to the contrary, Credit Issuer shall be entitled to take all actions and exercise all rights hereunder for its own account so long as Credit Issuer has not wrongfully dishonored any drawings under the Letter of Credit and Credit Issuer is not in liquidation, bankruptcy or receivership proceedings. After the expiration or termination of the Letter of Credit and after all obligations owed to Credit Issuer pursuant to the Reimbursement Agreement have been paid in full or discharged, all references to Credit Issuer contained herein (other than in Section 10.04 hereof) shall be null and void and of no further force and effect.
     Section 11.14. Usury. Notwithstanding anything to the contrary contained herein or in the Notes, the obligations of Borrower to Noteholders hereunder and under the Notes are subject to the limitation that payments of interest, amounts deemed by applicable law to be interest, and late charges to Noteholders shall not be required to the extent that receipt of any such payment by Noteholders would be contrary to provisions of applicable law limiting the maximum rate of interest that may be charged or collected by Noteholders. The portion of any such payment received by Noteholders that is in excess of the maximum interest permitted by such provisions of law shall be credited to the principal balance of the Notes or if such excess portion exceeds the outstanding principal balance of the Notes, then such excess portion shall be refunded to Borrower. All interest paid or agreed to be paid to Noteholders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and/or spread throughout the full term of the Notes (including, without limitation, the period of any renewal or extension thereof) so that interest for such full term shall not exceed the maximum amount permitted by applicable law.

     Section 11.15. Waiver of Jury Trial. TRUSTEE AND BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS INDENTURE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS INDENTURE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR ANY RELATED TRANSACTIONS. IN THE EVENT OF LITIGATION, THIS INDENTURE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
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     IN WITNESS WHEREOF, Borrower has caused this Indenture to be signed in its name by one of the duly authorized officers of Borrower, and Trustee, in token of its acceptance of the trusts created hereunder, has caused this Indenture to be signed in its corporate name by one of its duly authorized signatories, all as of the day and year first above written.

Borrower:	LTF REAL ESTATE VRDN I, LLC

By:
	Print:	Eric J. Buss
	Its:	Secretary

Trustee:	MANUFACTURERS AND TRADERS TRUST COMPANY, as trustee

By:
Print:

Title:

[EXECUTION PAGE OF INDENTURE OF TRUST]

Exhibit A to Indenture
FORM OF NOTE
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER PARAGRAPH (b)(1)(ii) OF RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO BORROWER (AS DEFINED BELOW) OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(D) ABOVE), IT WILL FURNISH TO MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE) (AND TO BORROWER AS PROVIDED BELOW), SUCH CERTIFICATIONS OR LEGAL OPINIONS AS TRUSTEE (OR BORROWER IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE 2(C) ABOVE) MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE LAW; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (2)(D) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER PARAGRAPH (b)(1)(ii) OF RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

No. R-1	$34,235,000
LTF REAL ESTATE VRDN I, LLC
VARIABLE RATE DEMAND NOTES,
SERIES 2008

Maturity Date	Original Issue Date	CUSIP

June 1, 2033	June 13, 2008	50217N AA1

Registered Owner:	CEDE & CO.

Principal Sum:	THIRTY-FOUR MILLION TWO HUNDRED THIRTY-FIVE THOUSAND DOLLARS
     LTF Real Estate VRDN I, LLC, a Delaware limited liability company (“Borrower”), for value received, hereby promises to pay to the Registered Owner specified above, or registered assigns, on the maturity date set forth above (subject to any right of prior redemption hereinafter mentioned), the principal sum set forth above, in lawful money of the United States of America, and to pay interest thereon in like lawful money from and including the Interest Payment Date (as defined herein) next preceding the date of registration of this Note (this “Note”) (unless this Note is registered after a Record Date (as defined herein) and on or before the next succeeding Interest Payment Date or on an Interest Payment Date, in which event it shall bear interest from and including such Interest Payment Date, or unless this Note is registered on or prior to July 1, 2008, in which event it shall bear interest from and including the date of initial issuance and delivery (the “Date of Delivery”)), until payment of such principal sum shall be discharged as provided in the Indenture (as defined herein), at the rates per annum determined as set forth below. The interest on this Note will be payable on July 1, 2008 and thereafter on each Interest Payment Date. The term “Interest Payment Date” means (a) with respect to interest accruing at the Weekly Interest Rate (as defined herein), the first Business Day (as defined herein) of each calendar month, commencing on July 1, 2008 and (b) with respect to interest accruing at the Fixed Interest Rate (as defined herein), each Semiannual Date (as defined herein), commencing with the first such date that is at least two months after the Fixed Interest Rate Date. The principal (or redemption price) hereof is payable upon presentation hereof at the designated corporate trust office of Manufacturers and Traders Trust Company (together with any successor as trustee under the Indenture, the “Trustee”), at 213 Market Street, Harrisburg, PA 17101 or at such other office as Trustee may designate. Interest hereon is payable by check mailed, except as provided in the Indenture, to the person whose name appears on the Note registration books of Trustee as the Registered Owner hereof as of the close of business on the Record Date, in each case, at such person’s address as it appears on such registration books. The term “Record Date” means, prior to the Fixed Interest Rate Date, the Business Day preceding any Interest Payment Date, and after the Fixed Interest Rate Date, the 15th day of the calendar month preceding any Interest Payment Date, whether or not such day is a Business Day.
     In addition to the terms and words defined elsewhere in this Note, the following terms and words shall, for purposes of this Note, have the following meanings:
     “Business Day” means a day which is not a Saturday, Sunday or legal holiday on which banking institutions in the State of New York or in any state in which the principal office of Credit Issuer, or the office of Tender Agent or Trustee designated for payment of Notes, or the office of Credit Issuer designated for presentations under the Letter of Credit is located are closed or a day on which the New York Stock Exchange is closed.

     “Fixed Interest Rate” means the interest rate borne by the Notes from and after the Fixed Interest Rate Date and determined in accordance with Sections 2.03 and 2.04 of the Indenture.
     “Fixed Interest Rate Date” means the date on which the Notes begin to bear interest at the Fixed Interest Rate, which shall be an Interest Payment Date.
     “Fixed Rate Period” means the period from and including the Fixed Interest Rate Date designated pursuant to Section 2.04 of the Indenture to and including the date next preceding the date of maturity on the Notes.
     “Rate Mode” means the Weekly Mode or Fixed Interest Rate.
     “Semiannual Date” means each January 1 and July 1.
     “Semiannual Period” means a six-month period commencing on a Semiannual Date and ending on and including the day immediately preceding the next Semiannual Date.
     “Weekly Interest Rate” means the interest rate on the Notes determined pursuant to Section 2.03(a) of the Indenture.
     “Weekly Mode” means the Rate Mode during which the Notes bear interest at a Weekly Interest Rate.
     “Weekly Rate Calculation Date” means Wednesday in each calendar week or, if any Wednesday is not a Business Day, the first Business Day preceding such Wednesday.
     “Weekly Rate Period” means the seven-day period commencing on the first Thursday following the corresponding Weekly Rate Calculation Date and running through Wednesday of the following calendar week, except that (i) the first Weekly Rate Period shall commence on the Delivery Date and end on and include the first Wednesday occurring on or after the Delivery Date and (ii) the last Weekly Rate Period prior to the Fixed Interest Rate Date or final maturity date, whichever is earlier, shall end on and include the last day immediately preceding the Fixed Interest Rate Date or final maturity date, as applicable.
     Borrower, Manufacturers and Traders Trust Company, as tender agent (“Tender Agent”), Trustee, any paying agent, and any agent of Borrower, Tender Agent or Trustee may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, and Borrower, Tender Agent, Trustee, any paying agent or any such agent shall not be affected by notice to the contrary.
     This Note is one of a duly authorized issue of notes of Borrower designated as captioned above (the “Notes”) pursuant to an Indenture of Trust dated as of June 1, 2008 (the “Indenture”) between Borrower and Trustee. The payment of principal of and interest on the Notes is secured by an irrevocable direct pay Letter of Credit No. LF-001 (the “Letter of Credit”) issued by General Electric Capital Corporation (“Credit Issuer”). Such Letter of Credit may be renewed or substituted by an alternate letter of credit of another financial institution or an alternate credit facility as provided in the Indenture.

     Reference is hereby made to the Indenture (a copy of which is on file at said office of Trustee) and all indentures supplemental thereto for a description of the rights thereunder of the registered owners of the Notes, of the nature and extent of the security, of the rights, duties and immunities of Trustee and Tender Agent and of the rights and obligations of Borrower thereunder, to all the provisions of which Indenture the Registered Owner of this Note, by acceptance hereof, assents and agrees.
     The Notes and the interest thereon are payable solely from Note Payments (as defined in the Indenture) and Account Funds (as defined in the Indenture) and are secured by a pledge of said Account Funds (except as provided in the Indenture), including proceeds of the sale of the Notes, subject only to the provisions of the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth in the Indenture. The Notes are further secured by the Letter of Credit.
     The Notes shall bear interest from and including the Date of Delivery of the Notes to and including a date specified in the Indenture at the rate specified in the Indenture. Thereafter, so long as the Notes accrue interest at a Weekly Interest Rate, the Notes shall bear interest, calculated on the basis of a year of 360 days and the actual number of days elapsed at a rate per annum equal to the Weekly Interest Rate. Interest accruing on the Notes at a Fixed Interest Rate shall be computed on the basis of a 360-day year consisting of twelve 30-day months.
     A Weekly Interest Rate shall be determined for each Weekly Rate Period as described below. For each Weekly Rate Period, the interest rate on the Notes in the Weekly Mode shall be the current market rate determined by Remarketing Agent on the immediately preceding Weekly Rate Calculation Date, in accordance with Section 2.03(a) of the Indenture. On each Weekly Rate Calculation Date, Remarketing Agent shall determine the Weekly Interest Rate for the next succeeding Weekly Rate Period as the rate which, if borne by the Notes in the Weekly Mode, would, in the judgment of Remarketing Agent, be the lowest interest rate necessary to enable Remarketing Agent to arrange for the sale of all of the Outstanding Notes in the Weekly Mode at a price equal to the principal amount thereof plus accrued interest thereon. Notice of such Weekly Interest Rate shall be given in writing by Remarketing Agent to Borrower, Trustee and Credit Issuer by the close of business on the Weekly Rate Calculation Date. Notwithstanding anything herein to the contrary, in no event shall the Weekly Interest Rate borne by the Notes in the Weekly Mode exceed the lesser of 15% per annum or the maximum rate permitted by applicable law.
     If for any reason Remarketing Agent does not determine a Weekly Interest Rate for any Weekly Rate Period as aforesaid, the Weekly Interest Rate for that Weekly Rate Period shall be equal to the Weekly Interest Rate in effect for the immediately preceding Weekly Rate Period for the Notes.
     The determination of the Weekly Interest Rate by Remarketing Agent pursuant to the Indenture shall be conclusive and binding upon Borrower, Trustee, Remarketing Agent, Credit Issuer, the Registered Owners and the other registered owners.
     The Fixed Interest Rate for Notes subject to the Fixed Interest Rate shall be determined by Remarketing Agent as the lowest rate of interest that, in the judgment of Remarketing Agent,

would be necessary to enable Remarketing Agent to arrange for the sale of the Notes subject to the Fixed Interest Rate in a secondary market sale at a price equal to the principal amount thereof, plus accrued interest, on the first Business Day of the Fixed Rate Period. Notice of the Fixed Interest Rate shall promptly be given by telephone (promptly confirmed in writing) by Remarketing Agent to Trustee, Borrower and Credit Issuer, if any. Determination of the Fixed Interest Rate pursuant to this Section shall be conclusive and binding upon Trustee, Borrower, Credit Issuer, if any, Remarketing Agent, and the Registered Owners and shall not exceed the lesser of 15% per annum or the maximum rate permitted by applicable law.
     The Rate Mode applicable to Notes shall be subject to conversion as provided in Section 2.04 of the Indenture. Trustee, Borrower, Credit Issuer and Remarketing Agent shall not be liable to any Registered Owners for failure to give any notice required in connection with any such conversion or for failure of any Registered Owners to receive any such notice.
     The Notes are subject to mandatory tender for purchase on the date an alternate letter of credit is substituted for the Letter of Credit (the “Letter of Credit Substitution Date”). The Fixed Interest Rate Date and the Letter of Credit Substitution Date are also referred to as the “Mandatory Tender Date.”
     All Notes which on the Mandatory Tender Date have not been tendered for purchase (the “Non-Tendered Notes”) shall be deemed purchased by Tender Agent on the Mandatory Tender Date at a price of the principal amount thereof plus unpaid interest, if any, accrued to such date. Replacement Notes for the Non-Tendered Notes may be remarketed and delivered to new owners as instructed by Borrower or Remarketing Agent. Tender Agent shall hold in escrow for the owners of the Non-Tendered Notes the purchase price thereof, and after the Mandatory Tender Date such owners will no longer be entitled to any of the benefits of the Indenture except for the payment of such purchase price.
     The Indenture provides that prior to the Fixed Interest Rate Date, the Notes may be delivered by the registered owners thereof to Tender Agent at its designated corporate trust office or at such other place as Tender Agent may designate in writing to the registered owners of the Notes. Any Note so delivered or notice with respect to which is received shall be purchased by Tender Agent on demand of the registered owner thereof on the close of any Business Day at a purchase price equal to the principal amount thereof plus accrued interest to but not including the date of purchase (unless such date is an Interest Payment Date, in which case the purchase price will be the principal amount of such Note) upon delivery to Tender Agent of an irrevocable written notice by 3:00 p.m., New York time, (if not received by 3:00 p.m., New York time, on a Business Day it shall be deemed received on the next succeeding Business Day), which states (i) the name and address of the Registered Owner, (ii) the number or numbers of the Note or Notes to be purchased, (iii) the aggregate principal amount of the Note or Notes to be purchased, and (iv) the date on which the Note is or Notes are to be purchased, which date shall be a Business Day not prior to the seventh calendar day next succeeding the date of delivery of such written notice and delivery to Tender Agent at or prior to 9:00 a.m., New York time, on the Purchase Date specified in the aforesaid notice, of the Note or Notes to be tendered; provided, however, that any Note for which a notice of the exercise of the purchase option has been given as provided in this paragraph and which is not so delivered shall be deemed delivered on the date of purchase and shall be purchased in accordance with this Indenture.

     The Notes are subject to redemption by Borrower upon the following terms in increments of $5,000.00, provided that in the event of redemption of less than all of the Notes, the amount which remains Outstanding shall be in Authorized Denominations (as defined in the Indenture):
     (a) The Notes are not subject to sinking fund redemption.
     (b) While the Notes are in the Weekly Mode, the Notes are subject to redemption, in whole on any Business Day or in part on any Interest Payment Date, at the option of Borrower, with the written approval of Credit Issuer, at a redemption price of 100% of the outstanding principal amount of the Notes redeemed, plus interest accrued thereon to the redemption date.
     (c) After the Fixed Interest Rate Date, the Notes are not subject to redemption at the option of Borrower.
     (d) The Notes shall be redeemed in whole, at a redemption price equal to 100% of the outstanding principal amount thereof plus interest accrued thereon to the redemption date, on a redemption date not less than 15 days preceding the expiration date of the Letter of Credit selected by Trustee if no Alternate Credit Facility or Alternate Letter of Credit has been delivered to Trustee in accordance with the Indenture.
     (e) To the extent of a prepayment by Borrower as a result of the damage, destruction or condemnation of the Property and as provided in the Reimbursement Agreement, the Notes are subject to redemption, in whole on any Business Day or in part on the first Business Day of each calendar month, after payment of any amounts owed to Credit Issuer pursuant to the Reimbursement Agreement, prior to their stated maturity, on any date, at a redemption price equal to 100% of the outstanding principal amount of such Notes that are redeemed, plus interest accrued thereon to the redemption date.
     (f) The Notes shall be redeemed in whole at a redemption price equal to 100% of the outstanding principal amount thereof, plus interest accrued thereon to the redemption date, within five calendar days (and before the following Saturday if the fifth calendar day is a Saturday) from the date Trustee receives written notice from Credit Issuer that an event of default has taken place under the Reimbursement Agreement and directing Trustee to redeem the Notes.
     If an Event of Default (as defined in the Indenture) shall occur, the principal of all Notes may be declared due and payable upon the conditions, in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be rescinded.
     The Notes are issuable as fully registered Notes without coupons in denominations of $100,000 or any multiple of $5,000 in excess of $100,000. This Note is transferable by the Registered Owner hereof, in person or by his attorney duly authorized in writing, but only in the manner, subject to the limitations and upon payment of the charges, if any, provided in the Indenture, and upon surrender and cancellation of this Note. Upon such transfer a new registered

Note or Notes, of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange therefor.
     The Indenture and the rights and obligations of Borrower and of the registered owners of the Notes and of Trustee or Tender Agent may be modified or amended from time to time and at any time (and in certain cases without the consent of the registered owners of the Notes) in the manner, to the extent, and upon the terms provided in the Indenture; provided that no such modification or amendment shall (a) extend the fixed maturity of this Note, or reduce the amount of principal hereof, or extend the time of payment or change the method of computing the rate of interest hereon, or extend the time of payment of interest hereon, without the consent of the Registered Owner hereof, (b) reduce the percentage of Notes the consent of the registered owners of which is required to effect any such modification or amendment, (c) permit the creation of any lien on the Account Funds and other assets pledged as security for the Notes prior to or on a parity with the lien created by the Indenture, or deprive the registered owners of the Notes of the lien created by the Indenture on such Account Funds and other assets (except as expressly provided in the Indenture), without the consent of the registered owners of all Notes then outstanding, or (d) adversely affect the interests of Tender Agent without its prior written consent. Trustee shall not be required to consent to any such amendment which materially adversely affects its rights, duties and immunities under the Indenture or otherwise, all as more fully set forth in the Indenture.
     If moneys or securities shall have been set aside and held for the payment or redemption of Notes and the interest installments therefor to the maturity or redemption date thereof in accordance with the Indenture, such Notes shall be deemed to be paid within the meaning provided in the Indenture and the pledge of the Account Funds and other assets made under the Indenture and all covenants, agreements and other obligations of Borrower under the Indenture shall cease, terminate, become void and be completely discharged and satisfied.
     This Note shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication and registration hereon endorsed shall have been signed by Trustee.
     Notwithstanding anything to the contrary contained in this Note or the Indenture, the obligations of Borrower to Registered Owner hereunder and under the Indenture are subject to the limitation that payments of interest, amounts deemed by applicable law to be interest, and late charges to Registered Owner shall not be required to the extent that receipt of any such payment by Registered Owner would be contrary to provisions of applicable law limiting the maximum rate of interest that may be charged or collected by Registered Owner. The portion of any such payment received by Registered Owner that is in excess of the maximum interest permitted by such provisions of law shall be credited to the principal balance of this Note or if such excess portion exceeds the outstanding principal balance of this Note, then such excess portion shall be refunded to Borrower. All interest paid or agreed to be paid to Registered Owner shall, to the extent permitted by applicable law, be amortized, prorated, allocated and/or spread throughout the full term of this Note (including, without limitation, the period of any renewal or extension thereof) so that interest for such full term shall not exceed the maximum amount permitted by applicable law.

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EXECUTION PAGE FOLLOWS]

     IN WITNESS WHEREOF, LTF Real Estate VRDN I, LLC has caused this Note to be executed in its name and on its behalf by the manual signature of an authorized representative of Borrower as of the date set forth above.

Borrower:	LTF REAL ESTATE VRDN I, LLC

By:

Print: Eric J. Buss
Its: Secretary
[EXECUTION PAGE OF NOTE]

CERTIFICATE OF AUTHENTICATION AND REGISTRATION
This is one of the Notes described in the within-mentioned Indenture, which has been registered on                      ___, 20___.

MANUFACTURERS AND TRADERS TRUST
COMPANY, as Trustee

By

Authorized Signatory

ASSIGNMENT
     For value received the undersigned do(es) hereby sell, assign and transfer unto                                                                                                                                                                                                                                   (Insert name, address, zip code and Social Security, taxpayer or other identification numbers of Assignee) the within-mentioned registered Note and hereby irrevocably constitute(s) and appoint(s)                                                                                   attorney, to transfer the same on the books of Note Registrar with full power of substitution in the premises.

Dated:
Notice: The signature on this Assignment must correspond with the name of the Registered Owner as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Signature guaranteed:

(NOTE: Signature must be guaranteed by an Eligible Guarantor Institution)

Exhibit B to Indenture
FORM OF PAYMENT REQUEST FORM
Payment Request Form No. ___
     LTF Real Estate VRDN I, LLC (“Borrower”) hereby requests Manufacturers and Traders Trust Company, as trustee (“Trustee”) under the Indenture of Trust dated as of June 1, 2008 (the “Indenture”) between Borrower and Trustee, to make payment from the Note Fund (as defined in the Indenture), to the following party or parties, at the addresses set forth below:
     In connection therewith, the undersigned officer of Borrower hereby certifies as follows:
     1. All of the provisions of the Indenture and the Reimbursement Agreement dated as of June 1, 2008 (the “Reimbursement Agreement”) among General Electric Capital Corporation (“Credit Issuer”), GE Government Finance, Inc. and Borrower are incorporated herein by reference and capitalized terms used herein and not defined shall have the meanings assigned to them in the Indenture.
     2. All of Borrower’s representations, covenants and warranties contained in the Reimbursement Agreement were true and accurate in all material respects as of the date made, and remain true and accurate in all material respects as of the date of this Payment Request Form, and Borrower has fully and satisfactorily performed all of its covenants and obligations to date required under the Reimbursement Agreement. No Default or Event of Default has occurred under the Reimbursement Agreement. Borrower has satisfied all of the conditions contained in Section 3.01 of the Reimbursement Agreement.
     3. Borrower understands that Credit Issuer and Trustee are relying on the certifications herein with regard to and in connection with approving the disbursement requested hereby.

BORROWER:

LTF REAL ESTATE VRDN I, LLC

By:

Print: Eric J. Buss
Its: Secretary

APPROVED BY CREDIT ISSUER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Title:
Date: